UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 28, 2014

TO THE SHAREHOLDERS OF REGIS CORPORATION:

The Annual Meeting of the Shareholders (the “Annual Meeting”) of Regis Corporation (referred to as “we,” “us,” “our,” “Regis” and the “Company”) will be held at our executive offices located at 7201 Metro Boulevard, Edina, Minnesota 55439, on October 28, 2014 commencing at 9:00 a.m., for the following purposes:

1.                                      To elect eight directors to serve for a one-year term and until their successors are elected and qualified;

2.                                      To approve our Short Term Incentive Compensation Plan;

3.                                      To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

4.                                      To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal); and

5.                                      To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our Common Stock at the close of business on September 2, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted. If you plan to attend the Annual Meeting and hold shares in your name, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a bank or broker, you will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification in order to attend the Annual Meeting. If you hold your shares through a bank or broker and intend to vote your shares at the Annual Meeting, you will need to provide a legal proxy from your broker.

By Order of the Board of Directors

Eric A. Bakken
Secretary
September 10, 2014

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 28, 2014

This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the “Company”), in connection with the solicitation on behalf of our Board of Directors (the “Board”) of proxies for use at the annual meeting of shareholders to be held on October 28, 2014 (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The address of our principal executive office is 7201 Metro Boulevard, Edina, Minnesota 55439.

Availability of Proxy Materials

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of the Annual Meeting. In accordance with such SEC rules, we will send shareholders of record as of the close of business on September 2, 2014 a Notice of Internet Availability of Proxy Materials (the “Notice”), which mailing will commence on or about September 10, 2014. The Notice contains instructions on how shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.

Solicitation and Revocation of Proxies

In addition to the use of the mails, proxies may be solicited personally or by mail, telephone, fax, email, Internet or other electronic means by our directors, officers and regular employees who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements.

We will pay all solicitation expenses in connection with the Notice and this Proxy Statement and any related proxy soliciting material of the Board, including the expense of preparing, printing, assembling and mailing such material.

Proxies to vote at the Annual Meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by attending the Annual Meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Secretary at the address set forth above. Such proxies, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the specifications indicated thereon.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name,” i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of directors, the approval of the Short Term Incentive Plan (the “Short Term Plan”) and the Say-on-Pay proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote on these matters by following the instructions provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.

VOTING RIGHTS AND REQUIREMENTS

Only shareholders of record as of the close of business on September 2, 2014 will be entitled to sign proxies or to vote. On that date, there were 55,656,564 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares present in person or by proxy at the Annual Meeting is required to transact business, and constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

Vote Required

Item 1.  The affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Annual Meeting, with respect to each director nominee, is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. The election is not contested. A majority of the votes cast means that the votes entitled to be cast by the holders of all the then-outstanding shares of voting stock of the Company that are voted “For” a director must exceed the shares voted “Against” the director.

Items 2 and 3.  The affirmative vote of the holders of the greater of (1) a majority of the shares of our Common Stock present in person or by proxy and entitled to vote on the proposal or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting is required for approval of these proposals. A shareholder who abstains with respect to any of these proposals will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote on a proposal) is not deemed to be present in person or by proxy and is not entitled to vote on the proposal for the purpose of determining whether a proposal has been approved.

Item 4.  The advisory vote on executive compensation in Item 4 is not binding on us; however, we will consider the shareholders to have approved our executive compensation if the number of shares voted “For” the proposal exceed the number of shares voted “Against” the proposal. A shareholder who abstains with respect to this proposal will have no effect on its outcome.

Routine Versus Non-Routine Matters.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Item 1, the election of directors, Item 2, the approval of the Short Term Plan and Item 4, the advisory vote on executive compensation. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that shareholders provide their brokers with voting instructions. On the other hand, Item 3, ratification of the appointment of our independent registered public accounting firm, is a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

Effect of Broker Non-Votes.  If you hold your shares in street name and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote, such as may be the case with a non-routine matter for which you do not provide voting instructions. A broker non-vote on any of the proposals presented at the Annual Meeting will have no effect on the outcome of the proposal.

ITEM 1

ELECTION OF DIRECTORS

Eight directors are to be elected at the Annual Meeting, each to hold office for one year until the 2015 annual meeting of shareholders and until their successors are elected and qualified. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the eight persons named below for election as directors. All of the Board’s nominees are currently directors of Regis and each nominee has consented to serve if elected.

Unless authority to vote is withheld, proxies submitted will be voted for the election of the Board’s nominees named herein as directors of Regis. If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If the Nominating and Corporate Governance Committee designates any substitute nominees, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

The following table contains certain information with respect to the director nominees:

Name and Age	Position
Daniel G. Beltzman (39)	Director
James P. Fogarty (46)	Director
David J. Grissen (56)	Director
Daniel J. Hanrahan (57)	President and Chief Executive Officer, Director
Mark S. Light (52)	Director
Michael J. Merriman (58)	Director
Stephen E. Watson (69)	Independent Chairman of the Board, Director
David P. Williams (53)	Director

Mr. Daniel G. Beltzman, age 39, Director

Mr. Beltzman was elected a director of Regis in August 2012. Mr. Beltzman currently serves as a General Partner of Birch Run Capital Advisors, LP (“Birch Run”), a financial investment advisory firm, a position he has held since he co-founded Birch Run in May 2006. Prior to managing investments, Mr. Beltzman worked at both Deutsche Bank Securities, Inc. and Bank of America Securities, LLC focusing on equity research and mergers and acquisitions. Thereafter, he founded an entrepreneurial venture that provided services to help European builders more efficiently manage their supply chains. Mr. Beltzman also worked with a boutique investment firm that specializes in joint venture equity and mezzanine debt for real estate ventures. Mr. Beltzman has spent the last ten years as an investor and manager of Birch Run and its predecessors, during which time he has studied the business models of many public companies, and developed a specific expertise in capital allocation.

Mr. Beltzman’s financial experience and expertise contribute valuable insights to the Board. In addition, Mr. Beltzman, as an affiliate of Birch Run, which owned approximately 19% of the Company’s common stock on September 2, 2014, brings an additional perspective as a significant shareholder of the Company.

Mr. James P. Fogarty, age 46, Director

Mr. Fogarty was elected a director of Regis in October 2011. Mr. Fogarty is Chief Executive Officer and a Director of Orchard Brands, a multi-title catalog and internet retailer, a position he has held since November 2011. Prior to that, Mr. Fogarty was a private investor from November 2010 to November 2011. From April 2009 until November 2010, Mr. Fogarty was President, Chief Executive Officer and Director of Charming Shoppes, Inc., a multi-brand, specialty apparel retailer. Prior to that, Mr. Fogarty was a Managing Director of Alvarez & Marsal (“A&M”), an independent global professional services firm, from August 1994 until April 2009. He was also a member of A&M’s Executive Committee for North America Restructuring. During his tenure at A&M, Mr. Fogarty most recently served as President and Chief Operating Officer of Lehman Brothers Holdings (subsequent to its Chapter 11 bankruptcy filing) from September 2008 until April 2009. From September 2005 through February 2008, Mr. Fogarty was President and Chief Executive Officer of American Italian Pasta Company, the largest producer of dry pasta in North America. He served as the Chief Financial Officer of Levi Strauss & Co., a brand-name apparel company from 2003 until 2005. From December 2001 through September 2003, he served as Senior Vice President and Chief Financial Officer and for a period as a Director of The Warnaco Group, a global apparel maker, which emerged from bankruptcy in early 2003 after completing a successful turnaround during his tenure.

Mr. Fogarty’s operational and turnaround experience allows him to make significant contributions to the Board, particularly during the recent time of transition at the Company. He has significant executive officer and director experience at a variety of public and private companies, including companies in the specialty retail industry, which provides meaningful industry expertise to the Board.

Mr. David J. Grissen, age 56, Director

Mr. Grissen was elected a director of Regis in October 2013. Mr. Grissen is Group President of Marriott International, Inc., a global operator of hotels and related lodging facilities, a position he has held since 2013. During his 24 years of experience with Marriott, he held various positions, including Group President, Americas; President, Americas; Executive Vice President of the Eastern Region; Senior Vice President of the Mid-Atlantic Region and Senior Vice President of Finance and Business Development. He has had responsibility for the financial management and leadership of all the Americas’ lodging operations, comprising more than 3,400 hotels and a work force of 100,000 associates, including responsibility for sales and marketing, revenue management, human resources, engineering, room operations, food and beverage/retail/spa, information resources and development. Mr. Grissen was a director of Good Times Restaurants Inc. from 2005 to 2010.

Mr. Grissen’s experience leading a complex service organization that includes both franchised and owned operations contributes valuable perspectives to the Board. The Board believes that Mr. Grissen’s experience building marketing platforms for multiple portfolio brands, and his experience in acquisitions and integration, help him guide the Company in its turnaround as it focuses on improving the customer experience through each of its brands and identifies opportunities for growth.

Mr. Daniel J. Hanrahan, age 57, President and Chief Executive Officer, Director

Mr. Hanrahan is the President and Chief Executive Officer of the Company, and a member of the Board, which positions he has held since August 2012. Prior to joining the Company, he served as President of Celebrity Cruises at Royal Caribbean Cruises Ltd., a global cruise vacation company, since February 2005, and as its President and Chief Executive Officer since September 2007. Mr. Hanrahan served as President and Chief Executive Officer of Azamara Cruises at Royal Caribbean from February 2005 to July 2009. From 1999 until February 2005, Mr. Hanrahan served in a variety of positions with the Royal Caribbean International brand, including Senior Vice President, Sales and Marketing. Mr. Hanrahan has served on the Board of Directors of Cedar Fair, L.P., an amusement-resort operator, since 2012, and is a member of its Audit and Compensation Committees.

The Board believes that Mr. Hanrahan should continue to serve as a director because as Chief Executive Officer of the Company, he shares responsibility with the Board for guiding the direction of the Company, and he has a deep understanding of the Company’s operations, strategy, results of operations and financial condition, as well as issues affecting the Company’s industry. Mr. Hanrahan’s prior operational background and his extensive experience across a wide spectrum of consumer-facing brands enable him to provide important insights to the Board related to the Company’s strategy to improve the salon experience.

Mr. Mark S. Light, age 52, Director

Mr. Light was elected a director of Regis in October 2013. Mr. Light is President and Chief Operating Officer of Signet Jewelers Limited.  Signet Jewelers Limited is the largest specialty jewelry retailer in the United States, the United Kingdom, and Canada. Signet’s Sterling Jewelers Division operates over 1,400 stores in all 50 states primarily under the name brands of Kay Jewelers and Jared The Galleria Of Jewelry.  Signet’s UK division operates approximately 500 store primarily under the name brands of H. Samuel and Ernest Jones.  Signet’s Zale division operates over 1,600 locations in the U.S. and Canada primarily under the name brands of Zales, People’s and Piercing Pagoda.  Mr. Light started at Sterling Jewelers Inc. as a sales associate 36 years ago, and has progressed through various management positions to his current position, holding many titles along the way, including Division President, Executive Vice President of Operations, President and Chief Operating Officer and President and Chief Executive Officer.

Mr. Light has brought his experience with a company having a business model similar to the Company’s, which is focused on customer loyalty and a high performing field sales group, to assist the Board in its efforts to improve the salon experience and the Company’s operational performance.

Mr. Michael J. Merriman, age 58, Director

Mr. Merriman was elected a director of Regis in October 2011. Mr. Merriman has been an operating advisor with Resilience Capital Partners, LLC, a private equity firm, since July 1, 2008. From November 2006 until its sale in November 2007, Mr. Merriman served as Chief Executive Officer of The Lamson & Sessions Co., a publicly held manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes. Prior to joining Lamson & Sessions, Mr. Merriman served as the Senior Vice President and Chief Financial Officer of American Greetings Corporation, a publicly held creator and manufacturer of innovative social expression products, from September 2005 until November 2006. He served as the President and Chief Executive Officer of Royal Appliance Mfg. Co., a publicly held manufacturer and marketer of Dirt Devil vacuum cleaners, from 1995 until April 2004, was its Chief Financial Officer from 1992 to 1995 and served on the board of directors from 1993 to 2004. Mr. Merriman served as a director of American Greetings Corporation from 2006 until it went private in August 2013. Mr. Merriman currently serves as a director of Nordson Corporation, a publicly held manufacturer of equipment used for precision dispensing, testing and inspection, surface preparation and curing, since 2008; OMNOVA Solutions Inc., a publicly held innovator of emulsion polymers, specialty chemicals and decorative and functional surfaces, since 2008; and Invacare Corporation, a publicly held medical equipment company, since May 2014. Mr. Merriman also served as a director of RC2 Corporation, a publicly held manufacturer of pre-school toys and infant products, from 2004 until its sale in April 2011.

Mr. Merriman brings to the Board his financial acumen, his significant public accounting experience, his experience as a chief executive officer of other publicly traded companies, his service on boards of directors of other publicly traded companies and his retail experience. Mr. Merriman has significant finance, financial reporting and accounting expertise and was formerly a certified public accountant with Arthur Andersen & Co., which provides the Board with valuable expertise. In addition, the Board believes that his wide range of management experience at various public companies allows him to provide valuable insight into the Company’s operations as well as its interactions with investors and financial analysts.

Mr. Stephen E. Watson, age 69, Independent Chairman of the Board

Mr. Watson was elected a director of Regis in April 2008, and became the Chairman of the Board on January 29, 2013. Mr. Watson brings to the Board nearly 40 years of executive and director experience in the retail industry. From 1973 through 1996, Mr. Watson held various executive officer positions with Dayton Hudson Corporation, including Chairman and Chief Executive Officer of Dayton Hudson Department Stores Co. and President of Dayton Hudson Corporation. From 1972 to 1996, Mr. Watson held various executive officer positions, including President and Chief Executive Officer of the Department Store Division. From 1997 until his retirement in 2002, Mr. Watson was President and Chief Executive Officer of Gander Mountain Company, a privately held retailer for outdoor sports and recreation activities. In addition to serving as a director of Regis, Mr. Watson is currently also a director of Kohl’s Corporation, a specialty, family-focused, value-oriented department store, where he serves as Lead Director and Chairman of the Audit Committee, and of Chico’s FAS, Inc., a women’s specialty retailer of privately branded, sophisticated clothing and accessories where he serves on the Audit and the Compensation and Benefits Committees. From 1997 through December 2005, Mr. Watson was a director of ShopKo Stores, Inc., an operator of general merchandise stores. From 2004 through May 2007, Mr. Watson was a director of Smart & Final, Inc., an operator of grocery stores. He also served on the boards of Norwest Bank from 1990 to 1996, Target Corporation from 1991 to 1996, Retek Inc. from November 1999 to 2004 and Eddie Bauer Holdings, Inc. from 2005 to 2009.

Mr. Watson’s experience as the leading senior executive officer of several complex and specialty retail businesses, his experience as a director of other retail-oriented public companies and his broad-based knowledge in the areas of retail operations, corporate finance, accounting, marketing and merchandise procurement, bring significant value to our Board. He also contributes a wealth of knowledge and experience of serving on the boards of several public retail companies where he has also served as an audit and governance committee chair.

Mr. David P. Williams, age 53, Director

Mr. Williams was elected a director of Regis in October 2011. Mr. Williams currently serves as the Executive Vice President and Chief Financial Officer of Chemed Corporation, a provider, through its subsidiaries, of hospice care and repair and maintenance services. Mr. Williams has served as Chemed’s Chief Financial Officer since February 2004. From 1998 until 2004, Mr. Williams was the Senior Vice President and Chief Financial Officer of the Roto-Rooter Group, a leading provider of commercial and residential plumbing and drain cleaning services. Prior to that, Mr. Williams was the Chief Financial Officer of Chemed’s Omnia Group subsidiary, a manufacturer of disposable healthcare products, and prior to that was Senior Vice President and Chief Financial Officer of Omnicare’s Veratex Group, a national distributor of disposable medical, dental and pharmaceutical products. Prior to joining Chemed, Mr. Williams was with Price Waterhouse in their Comprehensive Professional Services Group.

Mr. Williams’ depth of experience in various senior executive roles of public and private companies and his significant accounting and financial expertise enable him to provide meaningful contributions to the oversight of financial and accounting matters at the Company, and qualify him as an audit committee financial expert.

The Board unanimously recommends that you vote FOR the election of each of the director nominees.

CORPORATE GOVERNANCE

The Board believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our shareholders. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken a number of initiatives to improve our corporate governance policies and practices over recent years. Below is a summary of the key corporate governance practices in effect at Regis:

Corporate Governance Practices

Corporate Governance Practice	Regis Policy

Board Independence and Leadership	All of our directors, other than our President and Chief Executive Officer, are independent, and we have an independent Chairman of the Board.

Board Refreshment and Shareholder Insight

Seven of our eight current directors joined the Board at or after the 2011 annual meeting of shareholders, and three of them were identified as candidates by, or in coordination with, our shareholders.

Management Team Enhancements

All but one of our executive officers have joined our company since 2011, including CEO Daniel Hanrahan, and we have added key talent to our management team in the areas of real estate, franchising, human resources, marketing, information management and asset protection.

Annual Election of Directors	All of our directors have one-year terms and stand for election each year.

Majority Voting Standard

In 2013, our Board and shareholders adopted a majority voting standard for the election of directors.  We also amended our Corporate Governance Guidelines to require incumbent directors who do not receive a majority vote to tender their resignation to the Board.

10% Threshold for Special Meetings	Shareholders holding 10% or more of Regis’s outstanding stock have the right to call a special meeting of shareholders.

Related Party Transactions

Our Board has adopted a Related Party Transaction Approval Policy requiring approval of all related party transactions where the amount involved exceeds $10,000 for the fiscal year. We did not have any related party transactions during fiscal 2014.

Director Stock Ownership

Under our Corporate Governance Guidelines, our directors are required to hold all common stock received as part of their compensation for service as a director until he or she ceases to be a member of the board. All of our directors own stock in the Company.

Executive Compensation Best Practices

In 2012, our Compensation Committee retained a new executive compensation consultant and restructured our executive compensation programs. The compensation information included in this Proxy Statement reflects the second year we have operated our new compensation programs. Our key fiscal 2014 compensation practices are described below in more detail under “Compensation Discussion and Analysis” (the “CD&A”), including:

•                  Focus on performance-based incentives;

•                  Adoption of a “clawback” policy;

•                  Benchmarking of severance benefits and perks;

•                  Elimination of tax gross-ups;

•                  Meaningful stock ownership guidelines for executives;

•                  Prohibition on hedging transactions;

•                  Use of an independent compensation consultant;

•                  Annual risk assessment process;

•                  Annual say-on-pay shareholder vote; and

•                  Prohibition on repricing without shareholder approval.

Shareholder Rights Plan	It is the Board’s intention to not renew the Company’s shareholder rights plan (sometimes called a “poison pill”) when it expires in December 2016.

Shareholders and other interested persons may view our Corporate Governance Guidelines on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Corporate Secretary at Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, directors and officers, including our President and Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of business conduct and ethics” within the meaning of the listing standards of the New York Stock Exchange (“NYSE”). The Code of Ethics is posted on our website at www.regiscorp.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439. We intend to promptly disclose future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the SEC or under the listing standards of the NYSE, at the same location on our website.

Director Orientation and Continuing Education

Our Nominating and Corporate Governance Committee and the Board oversee the orientation and continuing education of our directors.

Director Independence

With the adoption of our Corporate Governance Guidelines, the Board established independence standards in accordance with the requirements of the NYSE corporate governance rules. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, no director or director nominee may be deemed independent if the director or director nominee has in the past three years:

•                  Received (or whose immediate family member has received) more than $120,000 per year in direct compensation from us, other than director or committee fees;

•                  Been an employee of ours;

•                  Had an immediate family member who was an executive officer of ours;

•                  Been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of Regis;

•                  Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of Regis; or

•                  Is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to us, or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each director, with the exception of Mr. Hanrahan, our President and Chief Executive Officer, is independent. The Board determined that Mr. Williams’ service as Chief Financial Officer of the parent company of Roto-Rooter, and Mr. Grissen’s service as Group President of Marriott International, Inc., both services which the Company pays for from time to time, do not impair their independence. Accordingly, a supermajority of the Board is independent.

Communications with the Board

Shareholders and other interested parties who wish to contact the Board, any individual director or the non-management or independent directors as a group, are welcome to do so by writing to our Corporate Secretary at the following address: Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.

Executive Sessions of Non-Management and Independent Directors

In order to promote open discussion among non-management directors, the Board has implemented a policy of conducting executive sessions of non-management directors in connection with each regularly scheduled Board meeting. Shareholders may communicate with the non-management directors as a group by following the procedures described above under “Communications with the Board.”

The independent Chairman of the Board presides over executive sessions of the independent and non-management directors. Shareholders may communicate with the presiding director or the independent and non-management directors as a group by following the procedures described above under “Communications with the Board.”

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee may be viewed on our website at www.regiscorp.com under “Corporate Governance” on the “Investor Information” page. The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Secretary at 7201 Metro Boulevard, Edina, Minnesota 55439. The charters include information regarding the committees’ composition, purpose and responsibilities.

The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualify as independent directors as defined under the NYSE corporate governance rules.

The Board committees have responsibilities as follows:

Audit Committee

The Audit Committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) our audit, accounting and financial reporting processes; (iv) the engagement, qualifications and independence of the independent auditor; (v) the performance of our internal audit activities; and (vi) compliance with our ethics programs, including the Code of Ethics, our whistle-blower policy and legal and regulatory requirements.

In carrying out these duties, the Audit Committee maintains free and open communication between the Board, the independent auditor and our management. The Audit Committee meets with management and the independent auditor at least quarterly, generally prior to our earnings releases to discuss the results of the independent auditor’s quarterly reviews and fiscal year-end audit.

The Board has determined that all members of the Audit Committee meet the NYSE definitions of independence and financial literacy for Audit Committee members. In addition, the Board has determined that David Williams, who is an independent director, is an audit committee financial expert for purposes of the SEC rules and possesses accounting or related financial management expertise required by the NYSE. Members serving on the Audit Committee do not currently serve on the audit committees of more than three public companies.

Compensation Committee

The primary responsibilities of the Compensation Committee are (i) to determine and approve, or make recommendations to the Board with respect to, the compensation and benefits packages of the executive officers; and (ii) to consider and recommend incentive compensation and equity-based plans. Additional information about the responsibilities of the Compensation Committee is provided below under “Executive Compensation—Compensation Discussion and Analysis.” The Board has determined that all members of the Compensation Committee also meet the definition of independence applicable to Compensation Committee members.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee discharges the Board’s responsibilities related to general corporate governance, including Board organization and membership and evaluation. In addition, the Nominating and Corporate Governance Committee assists the Board in the development of and compliance with the Company’s Corporate Governance Guidelines. It also reviews and resolves any director conflicts of interest and presents qualified individuals for election to the Board. Finally, this committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see “Director Nomination Process” below.

Board’s Role in Risk Oversight

One of the key responsibilities of the Board is to develop a strategic direction for the Company and provide management oversight for the execution of that strategy. The Board regularly reviews information regarding our financial, strategic and operational issues, as well as the risks associated with each. While the Board has overall responsibility for risk management, each of the Board committees has supporting responsibility for risk management and makes periodic updates to the full Board. Their specific areas of responsibility are:

•                  The Audit Committee discusses and approves policies with respect to risk assessment and risk management.  Throughout the year, its agendas include discussions of the Company’s enterprise risk management program and top risks. The Audit Committee oversees the management of financial risks and monitors management’s responsibility to identify, assess and manage risks.

•                  The Compensation Committee is responsible for overseeing our executive compensation programs and reviewing risks relating to our overall compensation plans and arrangements.

•                  The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest pursuant to our Code of Ethics and reviews governance and compliance issues with a view to managing associated risks.

While each committee is responsible for regularly reviewing, evaluating and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from our Chief Financial Officer, General Counsel, Executive and Senior Vice Presidents and other Company officers and personnel with roles in managing risks. However, our General Counsel and head of Internal Audit are the primary personnel responsible to the Audit Committee and, when appropriate, the Board in the planning, assessment and reporting of our risk profile.

Board Leadership

In fiscal 2012, our board leadership structure changed such that the positions of Chief Executive Officer and Chairman of the Board were held by different persons. Daniel Hanrahan is currently the Chief Executive Officer of the Company and Stephen Watson is currently the independent Chairman of the Board. The Board believes that having an independent Chairman is an appropriate governance practice to ensure independent Board leadership and is an appropriate leadership structure for our company at this time.

Board Meetings and Attendance

The Board held seven meetings during the fiscal year ended June 30, 2014. Each of the then-serving directors attended, in person or by teleconference, at least 75% of the meetings of both the Board and Board committees on which he served. Our Board does not have a formal policy relating to Board member attendance at annual meetings of shareholders; however, our directors are encouraged to attend the meeting each year. At the 2014 annual meeting of shareholders, all of the individuals who were standing for election as a director attended, but the two directors not standing for re-election did not attend.

The following table shows the number of meetings held in fiscal 2014 and the names of the directors currently serving on each committee:

Committee	Number of Meetings During Fiscal 2014	Members
Audit	4	David Williams* James Fogarty David Grissen Mark Light

Compensation	5	James Fogarty* Daniel Beltzman Mark Light Michael Merriman Stephen Watson

Nominating and Corporate Governance	4	Michael Merriman* Daniel Beltzman David Grissen Stephen Watson David Williams

*                                         Committee Chair

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for screening and recommending director candidates to the full Board for nomination. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Committee will also engage an independent third-party search firm. The Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, in order to be considered for nomination, a candidate must have:

•                  High professional and personal ethics and values;

•                  A strong record of significant leadership and meaningful accomplishments in his or her field;

•                  Broad experience;

•                  The ability to think strategically;

•                  Sufficient time to carry out the duties of Board membership; and

•                  A commitment to enhancing shareholder value and representing the interests of all shareholders.

Candidates are evaluated based on these qualification standards and the current needs of the Board, with due consideration of the requirement of our Corporate Governance Guidelines and NYSE and SEC regulations that at least a majority of the board consist of independent directors. In addition, when considering nominees to the Board and in evaluating the composition of the Board as a whole, the Nominating and Corporate Governance Committee considers the value of diversity. Although we do not have a specific policy on diversity, the Nominating and Corporate Governance Committee considers diversity of gender, race, national origin and executive or professional experience, including skills such as an understanding of the retail industry, the hair-care market, finance, accounting, marketing, technology and international experience, when considering nominees. The Company believes that the principal qualification of a prospective director is the ability to act effectively on behalf of all shareholders.

All shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chairperson of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the basic objectives, principles, decisions and rationale underlying our compensation policies and decisions as well as the material elements of the compensation of our executive officers identified below and in the Summary Compensation Table following this CD&A (the “Named Executive Officers” or “NEOs”). The CD&A should be read in conjunction with the compensation tables beginning on page 28.

Executive Summary

Fiscal 2014 Business Performance and Compensation Outcomes

During fiscal year 2014, our business experienced significant disruption as a result of foundational initiatives implemented at the end of fiscal year 2013 to turn around the business, including restructuring of the field operation and the introduction of a new point-of-sale system in our salons. As a result, the Company’s financial performance during fiscal year 2014 was negatively impacted. As discussed in detail below in the CD&A, fiscal 2014 performance targets, which were measured by EBITDA and same-store sales improvement, were not achieved. In line with our philosophy of tying compensation to performance, our CEO did not earn any performance pay for fiscal 2014.

The Company believes these initiatives have laid the foundation for the Company to execute its turnaround and position the Company for long-term growth and profitability. The Committee approved limited discretionary compensation to the other NEOs who were employed at August 29, 2014, as discussed below. Management’s focus continues to be on reversing the negative impact of the disruption caused by these initiatives and expects our business performance to stabilize and improve over time.

Our fiscal 2014 total shareholder return (“TSR”) of -14% is below the peer group median of 12.2%, ranking at the 7th percentile amongst the peer group. We believe our EBITDA and same-store sales performance had a considerable influence on our TSR. Performance by these financial metrics fell below the expectations we set for ourselves.  When performance is below expectations, our compensation is also below the targeted opportunity. Our CEO received no performance-based compensation for fiscal 2014, and the compensation he realized for fiscal 2014 was 29% of the target opportunity set at the beginning of the year, based on our stock price at fiscal year-end. The chart below compares our CEO’s target total direct compensation with the awards he received, and then presents realized compensation as of June 30, 2014 in light of the fact that the stock appreciation rights (SARs) granted are underwater and the value of the restricted stock units (RSUs) have decreased with the Company’s stock price.  This outcome, while below our expectations, highlights the pay for performance orientation of our executive compensation programs.

We firmly believe that the actions we are taking now reflect the required execution of our business transformation.  The strategic decisions made during 2014 regarding field structure, leadership training and stylist engagement position us for improved financial performance and value creation over the long-term.

Introduction and Overview

Our NEOs for fiscal 2014 are:

Name	Title	Period of Employment
Daniel J. Hanrahan	President and Chief Executive Officer	August 2012 — present
Steven M. Spiegel	Executive Vice President and Chief Financial Officer	December 2012 — present
Eric A. Bakken	Executive Vice President, Chief Administrative Officer and General Counsel	January 1994 — present
Jim B. Lain	Executive Vice President and Chief Operating Officer	November 2013 — present
Carmen D. Thiede	Senior Vice President, Chief Human Resources Officer	October 2013 — present
Norma A. Knudsen	Former Executive Vice President, Merchandising	1993 — February 2014

As indicated above, during fiscal 2014, we hired Mr. Lain as our Executive Vice President and Chief Operating Officer and Ms. Thiede as our Senior Vice President, Chief Human Resources Officer.  Also during fiscal 2014, Ms. Knudsen’s employment terminated.  She ceased serving as Executive Vice President, Merchandising, on January 31, 2014 and remained an employee through February 28, 2014 to facilitate a smooth transition of her responsibilities.  All other NEOs held their current positions throughout fiscal 2014 and to the present.

Fiscal 2014 Compensation Practices

Compensation Practice	Regis Policy

Independent Compensation Committee

Our Compensation Committee (also referred to as the “Committee” in this CD&A) is composed solely of directors who are independent under the standards of the SEC and the NYSE, including new standards applicable to Compensation Committee members.

Performance-Based Incentives

In addition to our annual incentive compensation, 40% of the long-term incentive compensation awards are designed to be performance-based, with stock-settled stock appreciation rights consisting another 40% of the long-term incentive awards. Our Compensation Committee retains the discretion to provide bonuses and equity awards to our executives when appropriate to retain and incentivize them and reward them for achievement of our business objectives. The Committee exercised this discretion in fiscal 2014 to approve limited discretionary awards to NEOs other than our CEO, as described in more detail below.

Clawback Policy	We have adopted a “clawback” policy that permits us to recover certain cash incentive payments from executive officers whose misconduct or negligence resulted in a significant financial restatement.

Clawback of Sign-On Bonuses	The cash sign-on bonuses to the NEOs who were hired during fiscal 2014 must be repaid in full if they leave the Company within three years of hire.

Severance Benefits and Perks	We have benchmarked and implemented market severance terms (generally, base salary plus bonus, or two times base plus bonus after a change in control), while retaining our “double trigger” structure.

No Tax Gross-Ups	We do not provide tax gross-ups on perquisites or “golden parachute” payments.

Frozen Supplemental Retirement Benefit	We previously froze the benefits under our supplemental retirement benefit plan as of June 30, 2012, as well as certain executive life insurance

Plan	benefits.

Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executives.

Hedging of Company Stock	We prohibit our employees, officers and directors from engaging in transactions that “hedge” their investments in our stock.

Independent Compensation Consultant	Our independent Compensation Committee has retained Towers Watson & Co. (“Towers Watson”) to advise and report directly to the Committee.

Annual Risk Assessment	We conduct an annual risk assessment of our compensation programs, which is led by Towers Watson.

Annual Say-on-Pay Vote	We offer our shareholders the opportunity to cast an advisory vote on our executive compensation every year. Last year, 97% of votes cast were in support of our compensation arrangements.

Repricing or Exchange of Underwater Options/SARs	Our plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without shareholder approval.

The remainder of this CD&A is organized into the following sections to thoroughly explain our executive compensation program:

Pages

Section 1: How we design executive pay. Outlines our compensation philosophy, development and uses of the peer group and the roles of the Compensation Committee, compensation consultant and executive officers in the setting of the program.

15 - 18

Section 2: Elements of the executive compensation program. Details each element in our program, including an explanation of the incentive compensation programs and recent changes.	18 - 25

Section 3: Additional compensation and governance related items. Discusses the policies that support our compensation philosophy, including stock ownership guidelines and post-employment compensation policies, among other topics.

25 - 27

Following this CD&A are compensation tables providing detailed executive compensation information, including the Summary Compensation Table with compensation information for the past three fiscal years.

Section 1: How We Design Executive Pay

Shareholder Engagement

The Compensation Committee, the Board and executive leadership are committed to considering the perspectives of our shareholders on all aspects of our business, including executive compensation. In the past three years, the Compensation Committee conducted a thorough review of our executive compensation programs and made many changes to demonstrate our commitment to incorporating shareholder feedback, updating our executive compensation programs to ensure that they meet our evolving business strategy, and directly aligning pay with performance as well as the market.

We have had ongoing dialogue with a number of our major shareholders about our compensation programs. The themes from those conversations were:

•                  An emphasis on pay for performance;

•                  A significant portion of compensation tied to shareholder value creation over the long term;

•                  Meaningful stock ownership levels to align executives and shareholders;

•                  A commitment to our strategic initiatives to execute our business transformation (e.g., field restructuring and focus on leadership at the salon level);

•                  The importance of retaining our new leadership team to execute through the turnaround; and

•                  Our uses of capital and new capital allocation policy to ensure the highest return to shareholders.

We believe that our compensation practices have been supported by our shareholders, as evidenced by the results of our annual say-on-pay votes in 2012 and 2013, which were approved by 94% and 97%, respectively, of the votes cast on the proposals.  Our Compensation Committee and Board viewed these votes as an endorsement of the new direction of our executive compensation programs and policies, and we remain committed to that direction.

In addition, Daniel Beltzman of Birch Run Capital, our largest shareholder, is a member of our Compensation Committee. His perspective as a major shareholder is therefore always a part of the Committee’s decision-making.

Our Compensation Committee and Board remain committed to engaging with our shareholders to discuss our executive compensation programs, seeking shareholder input and improving the ability of our compensation programs to motivate our executives to drive long-term shareholder returns.

Compensation Philosophy

In fiscal 2014, the Committee confirmed its compensation philosophy centered on the following guiding principles:

•                  Generally target total direct compensation at the market median, with the following considerations:

•                  Achieving our desired competitive position will occur over time and will consider not only the total program value, but also the reward vehicles that are used (i.e., performance-based incentives versus fixed benefits).

•                  Moving toward the market median will consider our size and performance relative to peers (noted below) to ensure that targeted compensation is appropriately calibrated and that realizable compensation is consistent with absolute and relative performance.

•                  Align pay with performance in a compensation portfolio that focuses on sales, profitability and absolute stock price appreciation. Specifically:

•                  Annual incentives focus on adjusted EBITDA and same-store sales.

•                  Long-term incentives include a performance-based component (PSUs) focusing on adjusted EBITDA and same-store sales (40%), a stock-settled stock appreciation right (SAR) component (40%) and a restricted stock (RSU) component (20%), a combination that incentivizes stock ownership to align management and shareholders and minimizes the use of strictly time-based awards to emphasize performance.

•                  Maintain a minimal value of benefits and perquisites to support the desired performance-orientation of the compensation program and align with market practices.

The Committee also recognizes the need to remain flexible to address particular circumstances as they arise so that we can maintain competitive to retain talent and incentivize executives to achieve our current strategic objectives.

Review of External Market Data

In setting executive compensation for fiscal 2014 that aligned with our compensation philosophy, the Committee considered the practices in the external market. This market was defined by the Committee to be a peer group consisting of 18 companies, as well as other relevant broad retail industry data. These companies selected for the peer group (which are set forth below) represent similar industries and have annual revenues comparable to ours. In addition, the Committee considered broader retail market data as described in more detail below.

In making overall compensation decisions, the Committee considers total direct compensation and each of the three elements of total direct compensation—base salary, annual non-equity incentives and long-term equity incentives—against the peer group data and against broader retail market data, each as presented by Towers Watson. The Committee selected the 18 companies below as our peer group (the “Peer Group”) in fiscal 2013 based on the following criteria:

•                  Companies in similar industries, particularly those operating in specialty retail with a high service emphasis and with franchise operations; and

•                  Companies with comparable annual revenues at that time, generally at one-half to two and one-half times Regis’ revenues, such that Regis’ revenues, gross profit and number of employees were above the median of the peer group in each of those areas.

In fiscal 2014, the Committee determined to use the same Peer Group, finding that these companies continued to serve as a reasonable comparison to the Company.

•                  Advance Auto Parts, Inc.

•                  Boyd Gaming Corp.

•                  Brinker International, Inc.

•                  Outerwall, Inc. (f/k/a Coinstar, Inc.)

•                  Cracker Barrel Old Country Store

•                  DineEquity, Inc.

•                  Fossil Group, Inc. (f/k/a Fossil, Inc.)

•                  Fred’s, Inc.

•                  Keurig Green Mountain, Inc. (f/k/a Green Mountain Coffee Roasters Inc.)

•                  H&R Block, Inc.

•                  Jack in the Box, Inc.

•                  Panera Bread Co.

•                  Penn National Gaming, Inc.

•                  Revlon, Inc.

•                  Sally Beauty Holdings, Inc.

•                  Service Corporation International

•                  The Cheesecake Factory, Inc.

•                  Ulta Salon, Cosmetics & Fragrance, Inc.

Note that Fossil Group, Inc. is excluded for purposes of benchmarking Chief Executive Officer compensation because its chief executive officer does not receive any annual compensation.

The Committee received comparative compensation information for persons with the same or comparable job titles at the companies in the Peer Group as those titles held by our executive officers (e.g., Chief Executive Officer, Chief Financial Officer), as well as total compensation provided to all NEOs. In addition, the Committee received broader retail market data from multiple survey sources, which were adjusted to Regis’ revenue size (approximately $2.1 billion at that time). Additional survey sources considered included: Towers Watson Compensation DataBank—Retail Industry; Towers Watson Compensation Survey Report—Retail Industry; Mercer Retail Industry Survey; and the Hay Group Retail Executive Survey.  The Peer Group data served as the primary comparison for the Chief Executive Officer and Chief Financial Officer positions, and the data from the other survey sources were the primary comparison for the other executive officer positions as aligning comparable job titles for the broader group is difficult to do among the more limited data available from the Peer Group.

Role of the Compensation Committee

The Committee is charged with developing and administering the base salary, annual and long-term incentive, and benefit programs for our executive officers. Our annual incentive program is typically referred to as our “bonus” program and it is reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. In developing our compensation programs, a basic objective for the Committee was that the total compensation awarded to the NEOs be fair, reasonable and competitive in relation to the median compensation for similar positions within our Peer Group, as identified above, as well as in the broader retail market. This objective is consistent with our executive pay philosophy.

The primary purpose of the Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers. Accordingly, the primary duties and responsibilities of the Committee are:

•                  to determine and approve, or make recommendations to the Board with respect to, the compensation of all executive officers; and

•                  to consider and recommend the structure of, and changes to, our incentive compensation, equity-based plans and benefit programs.

Role of Executive Officers in Compensation Decisions

The Committee believes that in order for our executive compensation programs to be effective, management must have an opportunity to provide input. Committee meetings during fiscal 2014 were regularly attended by our Chief Executive Officer; Executive Vice President, Chief Administrative Officer and General Counsel; our new Senior Vice President, Chief Human Resources Officer after she joined the company in fiscal 2014; and other executives as needed. In particular, our Chief Executive Officer has an opportunity to present materials and discuss management’s views regarding compensation issues. Our Chief Executive Officer furnishes his input to the Committee on the compensation of the Company’s executive officers, including the other NEOs, and he may be present during deliberations and voting on the other executives’ compensation. However, our Chief Executive Officer may not be present during deliberations and voting regarding his own compensation or during other executive sessions of the Committee.

Role of the Independent Compensation Consultant

As stated above, the Compensation Committee engaged Towers Watson as an independent consulting firm to provide executive compensation consulting services to the Committee. The Committee has assessed Towers Watson’s independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently representing the Committee.

In advising the Committee, Towers Watson prepared competitive pay analyses regarding both the Peer Group and the broader retail market for the elements of annual compensation, and provides information on our performance compared to the Peer Group. Based on these analyses, Towers Watson advised the Committee on the level and design of the annual compensation programs for our executive officers. The Chairperson of the Committee worked directly with Towers Watson to determine the scope of the work needed to assist the Committee in its decision-making processes. Towers Watson worked with management, at the direction of the Committee, to fully understand the future business direction, the historic, current and desired future direction of our pay policies and practices, as well as to facilitate the development of our compensation strategies, including the approach to determining compensation levels.

Section 2: Elements of the Executive Compensation Program

Total Direct Compensation

The compensation and benefits programs for our NEOs are intended to work together toward the alignment with shareholder interests, as well as the retention and motivation of the executive talent required to successfully manage and grow our business and to achieve our short- and long-term business objectives. Individual elements of our compensation packages are designed for different purposes. For fiscal 2014, the elements of compensation for our NEOs were base salary, annual non-equity incentive compensation (bonus), long-term equity incentive compensation and benefits. As previously stated, the Committee has a total direct compensation (i.e., base salary + annual and long-term incentives) executive pay philosophy that aims to provide an aggregate compensation package opportunity that is competitive around the median of the market relative to both our Peer Group and the broader retail market covered by the industry-specific survey data, while individual compensation elements may exceed or lag the market median. To this end, the Committee established the target amount and mix of base salary and incentive compensation by referencing market practices for total direct compensation and for each element, subject to adjustments in the Committee’s discretion based on company-wide and individual position and performance factors. In developing the total direct compensation package for an NEO, the Committee considered the internal relationship of pay across all executive positions. To tie compensation to performance, the Committee structured annual non-equity incentive compensation and the performance-based element of long-term incentive compensation in a manner that provided the opportunity to earn above market compensation for results above target, and below market compensation when the target is not achieved.

Total Direct Compensation for Fiscal 2014

The targeted levels of compensation that the Committee established were consistent with its compensation philosophy and support the organization’s move toward a market median position over time with an emphasis on performance-based pay and a reduced emphasis on the historical benefits component of the program. Total direct compensation for the NEOs who had been employed during fiscal year 2013 remained relatively flat for fiscal 2014.

As discussed further below, 2014 performance targets were not achieved.  In line with our philosophy of tying compensation to performance, our CEO did not earn any performance pay in 2014.  Limited discretionary compensation was provided to the NEOs other than the CEO who were employed at August 29, 2014, as discussed further below.

Base Salary

The Committee views a competitive base salary as an important component to attract and retain executive talent. Base salaries also serve as a foundation for the annual non-equity incentive plan, which expresses the bonus opportunity as a percent of base salary.

The Committee strives to set a base salary that is appropriately competitive for each executive officer. After considering input from our Chief Executive Officer regarding the performance of the other NEOs, the Committee uses its judgment regarding individual responsibilities and performance, market competitiveness, length of service and other factors, including Company performance, that it deems relevant to determine the appropriate base salary and size of any salary increase for each NEO. This approach is applied for all executive officers.

Base Salary Decisions for Fiscal 2014

The base salaries paid in fiscal 2014 to each of our NEOs are shown under the “Salary” column of the Summary Compensation Table. In connection with Towers Watson’s review of our executive compensation in fiscal 2014, base salaries remained flat with fiscal 2013 base salaries.  The decision to maintain current base salary levels was consistent with the compensation philosophy described above, as the current base salary amounts were generally in line with the market median.

For Ms. Thiede and Mr. Lain, who joined the Company during fiscal 2014, their compensation packages were decided by the Committee after considering information including materials prepared by Towers Watson regarding market practices, the executive’s pay at their previous employer, their intended role in our Company’s executive team structure, and broader internal equity considerations. The table below provides the base salary information for each of the NEOs:

	FY 2013 ($)	FY 2014 ($)	% Change
Daniel J. Hanrahan	850,000	850,000	—
Steven M. Spiegel	400,000	400,000	—
Eric A. Bakken	450,000	450,000	—
Jim B. Lain	N/A	400,000	N/A
Carmen D. Thiede	N/A	315,000	N/A
Norma A. Knudsen	400,000	400,000	—

Annual Non-Equity Incentive Compensation

Annual non-equity incentive compensation (“AIC”) for our NEOs is determined each year under our Short Term Incentive Plan (the “Short Term Plan”). The AIC compensation earned by our NEOs for fiscal 2014 is reported under the Non-Equity Incentive Plan column of the Summary Compensation Table. AIC amounts are governed by the Short Term Plan and the AIC performance criteria and payout levels are set each year by the Committee, in accordance with the terms of the Short Term Plan. The target AIC compensation amounts are a percentage of base salary, as follows: 125% of salary for Mr. Hanrahan; 50% for Messrs. Spiegel and Bakken; and 45% for Mr. Lain, Ms. Thiede and Ms. Knudsen. For newly employed executive officers, bonus amounts are generally prorated to reflect their time at the Company.

Each year, the Committee evaluates our annual strategic plan to determine if the financial metrics are appropriate to measure achievement of our objectives and to motivate executives, and sets corresponding financial metrics to be included in the AIC awards.

Annual Incentive Decisions for Fiscal 2014

In fiscal 2014, the AIC program was designed to emphasize our focus on top line revenue, operations and adjusted EBITDA. For fiscal 2014, and consistent with fiscal 2013, 70% of the annual incentive compensation opportunity was based on achievement of adjusted EBITDA and 30% of the annual incentive compensation opportunity was based on same-store sales trend improvement.

The Committee provided for a payout of 100% of the target bonus for target-level performance. At maximum, a 200% of the target bonus payout is possible, while at minimum a payout of 50% of the target bonus was available for a threshold level of adjusted EBITDA performance and same-store sales performance. Payouts for achievement of levels between threshold and target or target and maximum would be calculated using straight-line interpolation. The Committee believed that the fiscal 2014 program was designed to reward executive officers for success in stabilizing revenue, while assuring a minimum level of profitability.

The adjusted EBITDA and same-store sales improvement thresholds were not achieved for fiscal 2014, so no annual incentive compensation payouts were earned for fiscal 2014, other than certain guaranteed incentive payouts and discretionary payouts described below. The adjusted EBITDA and same-store sales improvement levels and actual results for fiscal 2014 were as follows:

	Adjusted EBITDA (in millions)	Same-Store Sales Improvement
Threshold	$121.5M	-1.0%
Target	$135.0M	0.0%
Maximum	$168.75M	1.5%
Actual	$101.8M	-4.8%

Adjusted EBITDA is EBITDA adjusted for certain discrete impairment charges, expenses and benefits, consistent with the adjusted EBITDA we report in our earnings releases. For fiscal 2014, adjusted EBITDA was calculated as EBITDA, excluding the following:

•                  Equity in (loss) income of affiliated companies;

•                  Income tax benefit associated with a discontinued operation;

•                  Goodwill impairment charge associated with the Regis salon concept;

•                  Professional fees associated with the evaluation and sale of non-core assets;

•                  Deferred compensation adjustments associated with the Company’s former Vice Chairman;

•                  Self-insurance reserve adjustments associated with our prior year reserves;

•                  Legal fees related to one-time activities; and

•                  Inventory reserve adjustment related to standardizing plan-o-grams and eliminating products.

Mr. Hanrahan, our CEO, asked the Committee to recognize the rest of his executive management team, most of whom had been recruited to join our company from successful organizations since 2012, for their hard work laying the groundwork for a business turnaround. The Committee considered that no annual incentive cash payouts were earned for either fiscal 2013 or fiscal 2014, and the competitive environment for talent. The Committee felt that the new executive management team had laid the foundation for future success for the Company and was best positioned to continue to lead the Company through its turnaround. Therefore, the Committee approved special discretionary bonuses for the NEOs employed at August 29, 2014 (with the exception of Mr. Hanrahan, the CEO, who did not receive any performance-based compensation for fiscal year 2014) generally equal to one-half of the NEO’s target annual incentive award, as set forth in the table below. To tie these awards to retention, they are subject to a clawback requiring the NEO to repay the full amount of the award to the Company if the NEO’s employment terminates prior to the third anniversary of the award date, except that the award does not need to be paid back if the NEO’s employment is terminated by the Company or terminates due to death, disability, retirement, or for good reason under the NEO’s employment agreement.

	AIC Target Opportunity (% of Salary)	Discretionary Bonus (% of Salary)
Daniel J. Hanrahan	125%	0%
Steven M. Spiegel	50%	25%
Eric A. Bakken	50%	25%
Jim B. Lain(1)	45%	30%
Carmen D. Thiede(2)	45%	45%
Norma A. Knudsen(3)	45%	0%

(1)         Mr. Lain’s bonus opportunity was prorated to reflect his November 11, 2013 start date, and then his bonus was paid at target.

(2)         Ms. Thiede was entitled to a guaranteed bonus, at target, pursuant to her employment agreement.

(3)         Ms. Knudsen’s employment terminated February 28, 2014.

In exercising its discretion to provide these payouts, the Committee considered the new executive management team’s achievement of the following Board-supported strategic objectives:

•                  Successful restructuring of the field organization to improve accountability, oversight, management, and leadership at the salon level.

•                  Implementation and improvement of the performance and usability of SuperSalon POS to deliver efficiencies in transaction processing in the salons and enable better measurement and management of salon operations;

•                  Addition of key members of the management team, including the Company’s first-ever Chief Human Resources Officer, a Chief Operating Officer, and Vice President of Asset Protection, as well as new leadership teams in field operations and salon support;

•                  Completion of talent assessments and development of training programs to grow and empower talent in the salons;

•                  Successful rollout and adoption of the performance management system down to the stylist level;

•                  Emphasis on cost savings initiatives throughout the organization;

•                  Strengthening of the balance sheet to provide liquidity and flexibility to affect the turnaround;

•                  Implementation of 4DX in the field operations to create accountability and focus on improving guest traffic and retail sales;

•                  Issuance of a new capital allocation policy resulting in simplified capital structure;

•                  Significant progress in marketing platforms, in both mobile app and guest satisfaction tools;

•                  Growth in our franchise business;

•                  Strengthened relationships with key strategic partners; and

•                  Improvement seen in the fourth quarter of fiscal 2014 in same-store sales and other metrics compared to full-year 2014.

Long-Term Incentive Compensation

The Committee considers equity-based long-term incentive compensation (“LTI”) to be critical to the alignment of executive compensation with the creation of shareholder value. Our long-term equity incentive compensation awards are granted pursuant to our Long Term Plan. In fiscal 2012, there were no annual LTI grants; rather, such grants were deferred until fiscal 2013 and were made in August 2012. As a result, the fiscal 2013 awards were made at 133% of the targeted value as a one-time adjustment for the deferred timing (reflective of a new annualized award schedule).  Values for fiscal 2014 LTI awards returned to a normal schedule and were granted at the targeted value.

For our equity awards, the grant date for the awards is the date the grant becomes effective. The exercise price of any stock option or stock appreciation right grant is the closing price of a share of our Common Stock on the grant date. From time to time, the Committee may also make grants under other special circumstances, such as recruiting new executive talent, upon the promotion of an executive, and to retain key individuals.

Special Performance Unit Grants in August 2013

Fiscal 2013 was the first year in a significant turnaround for the Company, and the performance targets set in August 2012 for fiscal 2013 compensation did not fully reflect the input of the new CEO whose tenure (and, accordingly, experience with the Company’s operations) at the time the performance targets were set was too brief to benefit from a full assessment of the directional needs of the Company. After completing such assessment, and in an effort to accelerate the Company’s turnaround, the executive leadership team and Board implemented several significant initiatives focused on the long-term success of the Company that negatively impacted our financial results in the near term. The initiatives were nonetheless completed with much hard work on the part of the Company’s executive team and other employees. In order to recognize the important work the executive team accomplished in the effort to reorganize the Company and to lay the groundwork that we believe will lead to long-term strategic success, and to retain and incentivize them to continue their work toward these objectives, the Committee resolved, in August 2013, to grant special discretionary performance unit awards to the executive officers. The awards to the executive officers were themselves performance based, and will cliff vest, if at all, at the end of the three-year performance period, thereby demonstrating the Committee’s expectation that the executives remain with the Company to recognize value from the grants if the foundational initiatives undertaken are successful.

The value of the performance units for the executive officers was determined by the Committee based on its assessment of each individual’s performance and contributions to the strategic and organizational actions implemented in furtherance of the Company’s long-term turnaround objectives over the last year and their expected contributions during a three-year performance period. In all instances, the value of the special performance units was less than the payouts they would have received had the annual non-equity incentive awards and performance units been earned at the target level. Specifically, the value of the new performance unit awards ranged between 50% (in the case of Ms. Knudsen) and 85% (in the case of Mr. Bakken) of the cumulative payouts they would have received under the annual non-equity incentive awards and the fiscal year 2013 performance unit awards had they been earned at the target level and, in the case of Messrs. Hanrahan and Spiegel, 85% of the payout they would have received under the fiscal year 2013 performance unit awards had they been earned at the target level (pursuant to their employment agreements, Messrs. Hanrahan and Spiegel were entitled to guaranteed payouts for their annual non-equity incentive awards). Provided that the executive officer remains employed with the Company three years from the date of grant, the performance units will vest in full on such date if certain performance goals, which are based on adjusted EBITDA targets over the three-year performance period, are achieved. In recognition that Ms. Thiede joined the Company soon after these awards were made, she received a special performance unit grant under the same performance metrics upon hire.  Mr. Lain did not receive a special performance unit grant.

Though these awards have a three-year performance period, given fiscal 2014 performance against the cumulative EBITDA performance metric, we do not currently expect any of these awards to be earned. Accordingly, the Company has no unrecognized expense related to PSUs as of June 30, 2014.

Long-Term Incentive Decisions for Fiscal 2014

As mentioned above, the Company’s annual LTI awards include a targeted mix of long-term incentive vehicles as follows: 40% performance units, 40% stock appreciation rights (“SARs”) and 20% restricted stock units. The terms of these awards are described in more detail below in the narrative accompanying the Grants of Plan-Based Awards in 2014 table.

The performance units are earned using the same performance measures and targets described in the AIC section, with possible payouts ranging from 50% to 200% of the number of performance units. If the performance units are earned, they are settled in stock units and are subject to two additional years of time-based vesting.

LTI awards to our NEOs for fiscal 2014 were as follows:

	40% Performance Units (#)	40% SARs (#)	20% Restricted Stock Units (#)	Total Value (at Target) ($)
Daniel J. Hanrahan	57,034	149,501	28,517	2,250,000
Steven M. Spiegel	10,139	26,578	5,069	400,000
Eric A. Bakken	10,139	26,578	5,069	400,000
Jim B. Lain(1)	4,920	13,038	2,460	300,000
Carmen D. Thiede	6,693	17,921	3,346	250,000
Norma A. Knudsen(2)	5,069	13,289	2,534	200,000

(1)                                 Mr. Lain’s awards were prorated based on his employment commencement date of November 11, 2013.

(2)                                 Certain of the awards granted to Ms. Knudsen were forfeited in connection with the termination of her employment on February 28, 2014 as disclosed below.

The performance goals established for the performance units granted to our NEOs in fiscal 2014 were not achieved during the performance period, and therefore no performance units were earned by our NEOs in fiscal 2014.

In fiscal 2014, the Committee also made special, one-time LTI awards intended as sign-on awards to Mr. Lain and Ms. Thiede, which are discussed below.

Special Retention Restricted Stock Unit Grants in August 2014

As indicated above, the NEOs did not earn the performance unit portion of the long-term incentive awards for fiscal 2014 due to financial performance that was below the thresholds set at the beginning of fiscal 2014. Also as indicated above, fiscal 2014 continued the Company’s turnaround efforts and resulted in the accomplishment of several significant strategic objectives.  The CEO requested, and the Committee determined, to grant special discretionary retention restricted stock units to the NEOs, other than the Chief Executive Officer, in August 2014 in order to recognize the important work the executive team accomplished in the effort to reorganize the Company and to lay the groundwork that we believe will lead to long-term strategic success, and to retain and incentivize them to continue their work toward these objectives. The special retention restricted stock units will cliff vest at the end of a three-year period if the NEO remains employed, thereby demonstrating the Committee’s expectation that the executives remain with the Company to recognize value from the grants if the foundational initiatives undertaken are successful. Other than the three-year cliff vesting, the RSU have the same terms, including treatment upon termination, as the RSUs granted as part of our annual long-term incentives.

The value of the special retention restricted stock units is equal to approximately 50% of the target level of the performance unit portion of the fiscal 2014 long-term incentive award. Awards of restricted stock units equal to that value were made based on the fair market value on August 29, 2014.  Accordingly, the values and number of shares of the restricted stock units for each NEO is: Mr. Spiegel ($80,000, 5,294 shares), Mr. Bakken ($80,000, 5,294 shares), Mr. Lain ($60,000, 3,970 shares), and Ms. Thiede ($50,000, 3,309 shares).  Ms. Knudsen, whose employment terminated in February 2014, and Mr. Hanrahan, our CEO, did not receive special retention restricted stock unit awards.

Total Realized Compensation

The following chart illustrates the value of the total direct compensation, including both annual non-equity incentive and long-term equity incentives that would have been received at target under the Short-Term Plan and Long-Term Plan versus the value that was actually received by our executives, including discretionary grants. While the first column for each fiscal year represents target opportunities, the middle columns illustrate the value that was earned by the executives pursuant to the Compensation Committee decisions described above, including discretionary grants of PSUs for FY13 and awards of SARs, as well as guaranteed bonuses for the executives newly joining our company. The third column for each fiscal year presents the value of these awards to the executives as of September 2, 2014, reflecting the fact that Mr. Hanrahan received no performance-based compensation for fiscal 2014, and while the other NEOs received some discretionary compensation, the value received remained well below target because the fiscal 2013 and 2014 PSU grants were not earned, the fiscal 2013 and 2014 SARs grants are underwater, and the value of the RSUs have decreased with the Company’s stock price. Values are shown as of September 2, 2014 rather than fiscal year-end in order to include the special retention restricted stock unit awards made to the NEOs other than the CEO on August 29, 2014.

(1)         For purposes of this chart, the “Full-Year Other NEOs” for fiscal year 2013 were Messrs. Spiegel and Bakken. Average amounts shown without breakdown are: within Target, equity values of RSUs of $48,333, SARs of $96,667, and PSUs of $96,667; within Actual Awards, Bonus is equal to the guaranteed bonus of $58,334 (due to guaranteed bonus paid to Mr. Spiegel), and awarded equity values were $48,333 in RSUs and $96,667 in SARs (under the Long Term Plan), and $192,950 in special performance unit grants. Value of equity at September 2, 2014 was $27,137 in vested RSUs and $24,349 in unvested RSUs. This chart excludes a special one-time equity grant made to Mr. Bakken in fiscal 2013 to compensate him for the elimination of certain contractual tax gross-ups on insurance benefits.

(2)         For purposes of this chart, the “Full-Year Other NEOs” for fiscal year 2014 were Messrs. Spiegel, Bakken, and Lain and Ms. Thiede. Average amounts shown without breakdown are: within Target, equity values of RSUs of $48,333, SARs of $96,667, and PSUs of $96,667; within Actual Awards, bonus includes guaranteed bonus of $35,438 (due to guaranteed bonus paid to Ms. Thiede) and $110,833 in discretionary bonus (due to discretionary bonuses paid to Messrs. Spiegel, Bakken and Lain); awarded equity values are $62,500 in RSUs and 125,000 in SARs (under the Long Term Plan). Value of equity at September 2, 2014 included $10,435 in vested RSUs and $48,412 in unvested RSUs. Sign-on bonuses and special equity awards to Mr. Lain and Ms. Theide in connection with the commencement of employment have been excluded from the table for comparison purposes.

We believe that the above chart demonstrates that, notwithstanding the discretionary grants approved by the Compensation Committee in the past two years, actual total direct compensation received by our NEOs remains well below target.

Benefits

Consistent with our current compensation philosophy, we provide minimal benefits that align with the market median and with current market practices. The benefits we provided our NEOs in fiscal 2014 are summarized in the footnotes to the Summary Compensation Table or are otherwise reported in the accompanying tables, including footnotes. Current benefits for our NEOs include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, and long-term disability coverage).

Prior to fiscal 2013, we also provided certain supplemental retirement benefits, additional life insurance benefits and certain gross-up payments. Where applicable, these benefits are described below under “Summary of Executive Agreements.” These benefits were eliminated or frozen prior to fiscal 2013, and continue to be provided only in the case of certain grandfathered agreements, as described below. Related to this, in fiscal 2012, the Committee determined to discontinue but grandfather existing arrangements under the Company’s executive life insurance program, which provides employer-paid whole life premium payments for a select group of senior executives, up to a total of ten payments. In arriving at the decision to grandfather existing arrangements, the Committee considered the importance of this benefit as a retirement vehicle and the potential dissatisfaction that could result from eliminating the benefit.

Section 3: Additional Compensation and Governance Related Items

Compensation Governance

Our Compensation Committee remains committed to continued reviews, revisions and maintenance of best practices related to our executive compensation programs, including:

•                  Obtaining advice and recommendations from an independent compensation consultant that reports directly to our Compensation Committee;

•                  Implementing our “clawback” policy and possibly extending it to other forms of compensation in the future;

•                  Monitoring compliance with our current stock ownership guidelines to provide for meaningful stock ownership by our executive officers and directors;

•                  Prohibiting our employees, officers and directors from engaging in transactions that “hedge” their investments in our stock; and

•                  Submitting our executive compensation to an advisory vote by shareholders every year.

Stock Ownership by Named Executive Officers

The Board believes that each of our officers who has reached the level of Senior Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Committee adopted stock ownership requirements, which are reflected in our Corporate Governance Guidelines, requiring each officer to hold Regis common stock having a fair market value equal to a multiple of their base salary, as set forth below:

•                  Chief Executive Officer—3x annual base salary

•                  Executive Vice President—2x annual base salary

•                  Senior Vice President—1x annual base salary

The current stock ownership requirements were established in April 2013. The guidelines require officers to retain at least 75% of the shares received from equity compensation awards, net of shares withheld or tendered to satisfy withholding taxes, until the stock ownership requirement is satisfied. All shares beneficially owned by an officer are included in the calculation, provided that shares subject to performance-based vesting conditions and shares subject to unexercised stock options and SARs shall not be included. For purposes of the stock ownership calculation, the shares are valued at the greater of (i) the average closing price of a share of the Company’s common stock during the most recent fiscal year and (ii) the closing price on the last day of the most recent fiscal year. The table below sets forth the current stock ownership for each NEO who continues to serve as an executive officer:

	Stock Ownership Guideline	Current Ownership Level
Daniel J. Hanrahan	3x	3.5x
Steven M. Spiegel	2x	1.3x
Eric A. Bakken	2x	2.2x
Jim B. Lain	2x	1.4x
Carmen D. Thiede	1x	1.5x

The Committee is responsible for measuring and monitoring compliance with these guidelines.

Our insider trading policy prohibits employees, including officers and directors, from engaging in any hedging transactions involving Company stock.

Post-Employment Compensation

Pursuant to their employment agreements, all of our NEOs are entitled to certain compensation and other benefits if their employment terminates due to certain articulated reasons (including in connection with a change in control), as described below under “Summary of Executive Agreements.” The employment agreements with our NEOs contain covenants not to compete or solicit, as well as confidentiality provisions, that the Committee considers especially valuable in the event of an executive’s termination of employment. Unlike prior employment agreements, the new employment agreements provide for payment of post-termination payments in installments over time, and the payments are conditioned upon signing and not rescinding a release of claims and continuing compliance with the restrictive covenants in the employment agreement. In addition, the severance payments will be offset by any compensation the executive officer receives from other employment during the severance period.

The Committee and the Board recognize the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with any rumored or actual change in control of the Company. Accordingly, the Committee and Board have structured change in control provisions to incentivize executives to remain employed while a transaction is under consideration or pending, and not to favor one transaction structure over another merely because of the impact on the executive’s compensation.

These provisions are discussed in the section captioned “Summary of Executive Agreements.”

2014 Events Related to Senior Management Changes and Post-Employment Agreements

In fiscal 2014, we entered into employment agreements with each of our new NEOs, Mr. Lain and Ms. Thiede. These agreements were generally consistent with the terms of the agreements in place with our other NEOs, but contained certain additional provisions.

Pursuant to his employment agreement, Mr. Lain received a $130,000 sign-on bonus that must be repaid to us if he leaves the Company under certain circumstances, such as termination for cause or termination without good reason, within three years of his commencement of employment. He also received a special equity award of restricted stock units valued at $560,000 that will vest in full at the end of five years if he remains employed by the Company. The Company also provided certain relocation benefits to Mr. Lain.  Upon hire, Mr. Lain also received prorated equity awards consistent with the Company’s Long-Term Plan arrangements for senior executives for the fiscal year ended June 30, 2014.

Pursuant to her employment agreement, Ms. Thiede received a $108,250 sign-on bonus that must be repaid to us if she leaves the Company under certain circumstances, such as termination for cause or termination without good reason, within three years of her commencement of employment. She also received a special equity award of restricted stock units valued at $435,000 that will vest in full at the end of five years if she remains employed by the Company. In addition, her target annual incentive award for fiscal 2014 was guaranteed.  Upon hire, Ms. Thiede also received equity awards consistent with the Company’s Long-Term Plan arrangements for senior executives for the fiscal year ended June 30, 2014, as well as a special performance unit grant consistent with that received by other executives, as discussed above.

In connection with the termination of Ms. Knudsen’s employment, we entered into a separation agreement with her that primarily conveys the terms of the severance she was entitled to receive under her employment agreement.  In addition to the severance benefits available to her under her employment agreement, we also agreed to pay for outplacement services for her in an amount not to exceed $10,000. She is also eligible for an additional discretionary payment of up to $100,000 to be paid in a lump sum on the first regular payroll period date after February 28, 2015, the amount of which payment, if any, will be determined in the sole discretion of the Committee.  Finally, the Committee agreed to accelerate the vesting of one of her equity awards which was scheduled to vest on March 1, 2014 in recognition of her service through February 28, 2014, one day before the scheduled vesting date of that award.

The terms of these employment and separation agreements are described in more detail below under “Summary of Executive Agreements.”

Deductibility of Executive Compensation

Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s chief executive officer or any of its three other most highly compensated executive officers (other than its chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). The Committee’s policy is to design compensation programs that further the best interests of the Company and our shareholders and that preserve the tax deductibility of compensation expenses. Non-equity incentive compensation paid to executive officers under the Short Term Plan and stock options, SARs and performance share units awarded under the Long Term Plan are designed to qualify as performance-based compensation. The Committee also believes, however, that it must maintain the flexibility to take actions which it deems to be in our best interests but which may not qualify for tax deductibility under Section 162(m). In this regard, the Committee recognizes that if the amount of base salary and any other compensation that is not determined to be performance-based under Section 162(m), such as time-vested restricted stock, guaranteed bonuses for new executives or discretionary bonus payouts, for any of our executive officers exceeds $1 million, any amounts over $1 million will not be deductible for federal income tax purposes.  The amount of any non-deductible compensation has not had a material impact on our consolidated tax position.

As required under the tax rules, we must obtain shareholder approval of the material terms of the performance goals for qualifying performance-based compensation every five years. We last requested and received shareholder approval of the Short Term Plan in 2009, and we are seeking re-approval of that plan at the Annual Meeting.  We last requested and received shareholder approval of the Long Term Plan in 2010, and shareholders approved an extension of the term of the Long Term Plan in 2013.

Regulatory Considerations

The Committee considered (i) the impact of the $1 million limit on the deductibility of non-performance based compensation imposed by Code Section 162(m), (ii) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (ASC) Topic 718, and (iii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999 as described above under “Gross-Up Payments”) in its design of executive compensation programs. In addition, the Committee considered other tax and accounting provisions in developing the compensation programs for our NEOs. These included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Committee strove to compensate our NEOs in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward and retain those executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on its review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

James P. Fogarty, Chairman Daniel G. Beltzman Mark S. Light Michael J. Merriman Stephen E. Watson Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

The following table shows, for our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers of Regis in fiscal year 2014, and one former executive officer who would have been among the three other most highly compensated executive officers except that her employment terminated prior to year end (together referred to as the Named Executive Officers or “NEOs”), information concerning compensation earned for services in all capacities during each of the fiscal years ended June 30, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)
Daniel J. Hanrahan President and Chief Executive Officer(6)	2014	882,000	0	2,131,137	899,996	0	0	73,105	3,986,238
	2013	801,904	1,062,500	3,716,147	996,000	0	0	260,554	6,837,105
Steven M. Spiegel Executive Vice President and Chief Financial Officer(7)	2014	455,246	100,000	319,024	160,000	0	0	66,302	1,100,572
	2013	275,296	116,667	539,807	94,905	0	0	28,378	1,055,053
Eric A. Bakken Executive Vice President, Chief Administrative Officer and General Counsel (8)	2014	493,488	112,500	546,824	160,000	0	103,080	82,782	1,498,675
	2013	493,488	0	373,384	147,740	0	25,529	154,269	1,194,410
	2012	443,488	0	216,062	0	63,000	282,078	175,967	1,180,595
Jim B. Lain Executive Vice President and Chief Operating Officer(9)	2014	279,026	250,000	674,390	76,272	0	0	15,600	1,295,288
Carmen D. Thiede Senior Vice President and Chief Human Resources Officer (10)	2014	244,904	250,000	709,470	99,999	0	0	36,096	1,340,469
Norma A. Knudsen Former Executive Vice President, Merchandising(11)	2014	288,057	0	264,473	80,000	0	646,754	435,615	1,714,899
	2013	432,085	0	162,032	118,192	0	34,595	19,367	766,271
	2012	413,678	0	50,046	0	57,566	31,301	184,398	736,989

(1)                                     Includes amounts provided to the NEOs in the form of a modest perquisite allowance of approximately $32,000 per NEO that primarily covers an automobile allowance. The entire allowance is paid to the NEOs regardless of whether they spend the entire amount on automobile expenses and, therefore, is reported as base salary; however, the allowance amount is not included as base salary for purposes of determining other compensation and benefits amounts.

(2)                                     The amounts for fiscal 2014 for Mr. Spiegel and Mr. Bakken represent discretionary bonuses, which were paid to certain of the NEOs other than the CEO in August 2014, as described above in CD&A under “—Annual Incentive Decisions for Fiscal 2014.” The fiscal 2014 amount for Mr. Lain represents a sign-on payment of $130,000 made in connection with the commencement of his employment, plus a discretionary bonus of $120,000 paid in August 2014. The fiscal 2014 amount for Ms. Thiede represents a sign-on payment of $108,250 made in connection with the commencement of her employment, plus a guaranteed bonus of $141,750 made pursuant to the terms of her employment agreement and paid in August 2014. Amounts for Messrs. Hanrahan and Spiegel for fiscal 2013 represent payouts of guaranteed bonus payments made pursuant to the terms of their employment agreements.

(3)                                     Values expressed represent the aggregate grant date fair value of stock or option awards granted in each fiscal year, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for a description of the assumptions used in calculating these amounts.

The grant date fair values for stock awards for the fiscal year ended June 30, 2014 include:

•                    Performance units that were granted, but did not vest and thus were forfeited, in the following amounts: Mr. Hanrahan—$889,997; Mr. Spiegel—$159,993; Mr. Bakken—$159,993; Mr. Lain—$76,260; Ms. Thiede —$99,993; and Ms. Knudsen—$79,989. The grant date fair values of these awards assumed that the target level achievement would be attained. If the grant date fair values had been calculated assuming the maximum level of achievement, the grant date fair values would have been: Mr. Hanrahan—$1,779,994; Mr. Spiegel—$319,986; Mr. Bakken—$319,986; Mr. Lain—$152,520; Ms. Thiede —$199,986; and Ms. Knudsen—$159,978.

•                    Special performance units that were granted in recognition of turnaround objectives achieved during fiscal 2013 and granted in August 2013, in the following amounts:  Mr. Hanrahan—$781,142; Mr. Spiegel—$79,042; Mr. Bakken—$306,842; Ms. Thiede —$124,495; and Ms. Knudsen—$144,497.  The awards will cliff vest, if at all, at the end of the three-year performance period ending June 30, 2016 based on achievement of adjusted EBITDA objectives for that period. We do not currently expect any of these awards to be earned. These awards are described in more detail above in CD&A under “—Special Performance Unit Grants in August 2013.” The grant date fair values of these awards assumed that the target level of achievement would be attained, which was the maximum that could be earned for these awards.

The grant date fair values for stock awards for the fiscal year ended June 30, 2013 include:

•                    A special one-time restricted stock grant made to Mr. Hanrahan valued at $2,126,297, cliff vesting five years after grant, which he received upon joining the Company.

•                    Performance units that were granted, but did not vest and thus were forfeited, in the following amounts:  Mr. Hanrahan—$919,000; Mr. Spiegel—$93,206; Mr. Bakken—$136,012; and Ms. Knudsen—$108,902. The grant date fair values of these awards assumed that the target level achievement would be attained. If the grant date fair values had been calculated assuming the maximum level of achievement, the grant date fair values would have been: Mr. Hanrahan—$1,838,000; Mr. Spiegel—$186,412; Mr. Bakken—$272,024; and Ms. Knudsen—$217,804.

(4)                                     Amounts represent the change in the present value of benefits under the pension plans.

(5)                                     The following table sets forth All Other Compensation amounts by type:

Name	Deferred Compensation Company Match and Profit-Sharing Contribution ($)	Dividends and Dividend Equivalents on Stock and Option Awards ($)	Life Insurance Premiums ($)	Severance ($)	Travel Expenses ($)(a)	Total All Other Compensation ($)(b)
Daniel J. Hanrahan	25,000	22,283	0	0	0	73,105
Steven M. Spiegel	25,000	3,895	0	0	26,160	66,302
Eric A. Bakken	12,500	4,531	65,075	0	0	82,782
Jim B. Lain	0	0	0	0	0	15,600
Carmen D. Thiede	25,281	1,948	0	0	0	36,096
Norma A. Knudsen(c)	0	2,323	0	430,769	0	435,615

(a)                                      Mr. Spiegel is entitled to travel expenses for commuting from Chicago to Minneapolis pursuant to his employment agreement.

(b)                                     Total All Other Compensation for Mr. Hanrahan, Mr. Spiegel, Mr. Bakken, Mr. Lain, Ms. Thiede and Ms. Knudsen also includes $25,822, $11,247, $676, $6,483, $8,867 and $2,523 of perquisites, respectively, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses. Mr. Hanrahan’s Total All Other Compensation also includes $9,992 of relocation expenses paid during fiscal 2014, and Mr. Lain’s Total All Other Compensation also includes $9,117 of relocation expenses.

(c)                                      The severance amount for Ms. Knudsen includes a cash payment of $30,769 for accrued vacation time made in connection with her termination of employment on February 28, 2014. The severance amounts for Ms. Knudsen are described below under “Summary of Executive Agreements—Separation Agreement with Norma Knudsen, Former Executive Vice President, Merchandising.”

(6)                                     Mr. Hanrahan was appointed Chief Executive Officer effective August 6, 2012.

(7)                                     Mr. Spiegel was appointed Executive Vice President and Chief Financial Officer effective December 3, 2012.

(8)                                     Mr. Bakken was appointed Chief Administrative Officer effective April 29, 2013, and he also served as interim principal executive officer from July 1, 2012 until August 6, 2012.

(9)                                     Mr. Lain commenced employment on November 11, 2013.

(10)                                Ms. Thiede commenced employment on October 21, 2013.

(11)                                Ms. Knudsen’s employment terminated effective February 28, 2014.

GRANTS OF PLAN-BASED AWARDS IN 2014

The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ended June 30, 2014. No options were repriced or materially modified during the fiscal year.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock & Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)		Target (#)		Maximum (#)		Stock or Units(#)(2)		Underlying Options(#)(2)	Awards ($/Sh)	Awards ($)(3)
Daniel J. Hanrahan			531,250	1,062,500	2,125,000
	08/30/13	08/19/13				24,751	(4)	49,502	(4)							781,142
	08/30/13	08/19/13				28,517	(5)	57,034	(5)	114,068	(5)					899,997
	08/30/13	08/19/13										28,517				449,998
	08/30/13	08/19/13												149,501	15.78	899,996
Steven M. Spiegel			100,000	200,000	400,000
	08/30/13	08/19/13				2,505	(4)	5,009	(4)							79,042
	08/30/13	08/19/13				5,070	(5)	10,139	(5)	20,278	(5)					159,993
	08/30/13	08/19/13										5,069				79,989
	08/30/13	08/19/13												26,578	15.78	160,000
Eric A. Bakken			112,500	225,000	450,000
	08/30/13	08/19/13				9,723	(4)	19,445	(4)							306,842
	08/30/13	08/19/13				5,070	(5)	10,139	(5)	20,278	(5)					159,993
	08/30/13	08/19/13										5,069				79,989
	08/30/13	08/19/13												26,578	15.78	160,000
Jim B. Lain			60,000	120,000	240,000
	11/11/13	11/11/13				2,460	(4)	4,920	(4)							76,260
	11/11/13	11/11/13										36,129	(6)			560,000
	11/11/13	11/11/13										2,460				38,130
	11/11/13	11/11/13												13,038	15.50	76,272
Carmen D. Thiede				141,750
	10/21/13	10/21/13				4,167	(4)	8,333	(4)							124,495
	10/21/13	10/21/13				3,347	(5)	6,693	(5)	13,386	(5)					99,993
	10/21/13	10/21/13										29,116	(6)			434,993
	10/21/13	10/21/13										3,346				49,989
	10/21/13	10/21/13												17,921	14.94	99,999
Norma A. Knudsen(7)			90,000	180,000	360,000
	08/30/13	08/19/13				4,579	(4)	9,157	(4)							144,497
	08/30/13	08/19/13				2,535	(5)	5,069	(5)	10,138	(5)					79,989
	08/30/13	08/19/13										2,534				39,987
	08/30/13	08/19/13												13,289	15.78	80,000

(1)                                      These amounts represent the potential target bonus amounts that were available to our executives for fiscal 2014 under the Short Term Plan as described under “Annual Non-Equity Incentive Compensation” in the CD&A section of this Proxy Statement. As described above in the CD&A, no amounts were earned under these awards for fiscal 2014, except for the guaranteed bonus amount paid to Ms. Thiede, but Messrs. Spiegel, Bakken and Lain received discretionary bonuses as presented in the Summary Compensation Table above.

(2)                                      The option and stock awards were granted under the Long Term Plan.

(3)                                      Amounts are computed in accordance with FASB ASC Topic 718.

(4)                                      These amounts represent the threshold and target number of performance units available to our executives with respect to the special performance units that were granted in recognition of turnaround objectives achieved during fiscal 2013 and granted in August 2013 for the performance period ending June 30, 2016. We do not currently expect any of these awards to be earned.

(5)                                     These amounts represent the threshold, target and maximum number of performance units that were available to our executives with respect to the fiscal 2014 performance unit award for the performance period ending June 30, 2014. As described above in the CD&A, no amounts were under these performance units for fiscal 2014, and the awards were forfeited.

(6)                                      Represent sign-on awards made in connection with the commencement of employment.

(7)                                      The amounts for Ms. Knudsen represent the bonus opportunity and equity incentive opportunity she would have been eligible to receive if she had remained employed for the entire fiscal year. Because her employment terminated prior to the end of the fiscal year, she was ultimately entitled to receive only prorated payouts based on her period of employment during the fiscal year. However, since the performance goals were not attained, she did not receive any bonus or performance unit payouts for fiscal 2014.

Summary of Terms of Equity Awards

The terms of the equity awards granted as part of the long-term incentives for fiscal 2014 are summarized below:

•                  Performance Units—The performance-based vesting terms of the performance units are described above in the CD&A under “—Long-Term Incentive Decisions for Fiscal 2014.” In the event of a termination of employment, the performance units are generally forfeited; provided, however, that a pro-rated amount of the performance units will pay out at the target level upon a participant’s death or disability and a pro-rated amount of the performance units will pay out based on actual performance at the end of the performance period upon a participant’s retirement, which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service. Similarly, in the event of a change in control, a pro-rated amount of the performance units will pay out at the target level. The performance units earn dividend equivalents, but have no voting rights. The terms of the special performance unit grants in August 2013 are the same as those described above, provided that the special grants are forfeited in the event of retirement.

•                  SARs—The SARs vest as to one-third of the shares on each of the first three anniversaries of the date of grant and settle in the form of shares of common stock. In the event of a termination of employment, the SARs are generally forfeited; provided, however, that vesting is accelerated in the event of death, disability, retirement (defined as described above for performance units) and a change in control. The participant or his or her successor has one year to exercise the SARs in the event of death or disability and 90 days in the event of retirement. The SARs do not have any voting or dividend rights until the shares are vested and exercised.

•                  Restricted Stock Units—The restricted stock units vest as to one-third of the shares on each of the first three anniversaries of the date of grant. In the event of a termination of employment, the restricted stock units are generally forfeited; provided, however, that the vesting is accelerated in the event of death, disability or a change in control and a pro-rated amount of the units will vest in the event of retirement (defined as described above for performance units). The restricted stock units earn dividend equivalents, but have no voting rights.  The terms of the special retention restricted stock unit grants in August 2014 are the same as those described above, other than the fact that the special retention RSUs cliff vest after three years.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers at June 30, 2014.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(3)
Daniel J. Hanrahan	50,000	100,000	(4)	18.01	08/31/22
	0	149,501	(5)	15.78	08/30/23
						17,023	(4)	239,686
						120,585	(6)	1,697,836
						28,741	(5)	404,670
									20,427	(7)	287,618
									24,945	(8)	351,129
Steven M. Spiegel	5,160	10,322	(9)	16.45	12/03/22
	0	26,578	(5)	15.78	08/30/23
						1,916	(9)	26,981
						24,667	(10)	347,317
						5,109	(5)	71,932
									2,524	(8)	35,540
Eric A. Bakken	1,250	0		35.49	05/03/15
	2,500	0		35.33	04/27/16
	3,200	0		39.04	04/26/17
	3,200	0		28.57	04/24/18
	15,500	0		19.14	04/30/19
	3,360	840	(11)	18.90	04/29/20
	2,520	1,680	(12)	16.60	04/28/21
	7,416	14,834	(4)	18.01	08/31/22
	0	26,578	(5)	15.78	08/30/23
						1,557	(13)	21,916
						3,082	(12)	43,400
						2,520	(4)	35,478
						6,778	(14)	95,432
						5,109	(5)	71,932
									9,799	(8)	137,967
Jim B. Lain	0	13,038	(17)	15.50	11/11/23
						2,460	(15)	34,637
						36,129	(16)	508,696
Carmen D. Thiede	0	17,921	(19)	14.94	10/21/23
						3,359	(17)	47,292
						29,228	(18)	411,523
									4,183	(8)	58,889
Norma A. Knudsen (19)

(1)                                  Stock awards numbers include accrued dividend equivalents where applicable.

(2)                                  All awards of stock options and SARs expire ten years after the date of grant.

(3)                                  Value based on a share price of $14.08, which was the last reported sale price for a share of our common stock on the NYSE on June 30, 2014.

(4)                                  Awards vest as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was August 31, 2012.

(5)                                  Awards vest as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was August 30, 2013.

(6)                                  Award vests in full on August 31, 2017.

(7)                                  Award vests in full if the closing price of our common stock (as reported on the NYSE) equals or exceeds $35.00 for any consecutive 20-day period until August 6, 2017. The restricted stock units terminate if they do not vest prior to August 6, 2017.

(8)                                  Amounts presented represent the threshold number of shares that may be earned with respect to the performance units granted on August 30, 2013 with a performance period ending June 30, 2016.  The maximum number of shares that may be earned for under the award is as follows: Mr. Hanrahan—49,890; Mr. Spiegel—5,048; Mr. Bakken—19,598; and Ms. Thiede—8,365.

(9)                                  Awards vest as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was December 3, 2012.

(10)                            Award vests in full on December 3, 2017.

(11)                            Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 29, 2010.

(12)                            Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 28, 2011.

(13)                            Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 30, 2010.

(14)                            Award vests as to 30% of the shares covered by the award on each of the first two anniversaries of the date of grant, which is August 31, 2012, and 20% of the shares covered by the award on each of the third and fourth anniversaries of the date of grant.

(15)                            Awards vest as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was November 11, 2013.

(16)                            Award vests in full on November 11, 2018.

(17)                            Awards vest as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was October 21, 2013.

(18)                            Award vests in full on October 21, 2018.

(19)                            Ms. Knudsen’s employment terminated February 28, 2014. All vested options held by Ms. Knudsen expired unexercised prior to June 30, 2014.

2014 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning options and SARs exercised and stock vested during fiscal 2014 for the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Daniel J. Hanrahan	0	0	8,445	132,583
Steven M. Spiegel	0	0	958	15,351
Eric A. Bakken	0	0	23,067	306,713
Jim B. Lain	0	0	0	0
Carmen D. Thiede	0	0	0	0
Norma A. Knudsen (2)	0	0	4,839	69,668

(1)                                  The number of shares acquired on vesting of stock awards includes shares that were forfeited for withholding tax obligations. The number of shares forfeited for each Named Executive Officer is reported below:

Name	Number of Shares Used to Pay Taxes on Vested Awards (#)
Daniel J. Hanrahan	2,838
Steven M. Spiegel	310
Eric A. Bakken	8,121
Jim B. Lain	0
Carmen D. Thiede	0
Norma A. Knudsen	1,783

(2)                                  In connection with Ms. Knudsen’s separation from the Company on February 28, 2014, the Company accelerated the vesting of a restricted stock award (2,921 shares) that was originally scheduled to vest on March 1, 2014.

Summary of Executive Agreements

Employment Agreements

We are party to an employment agreement with each of our NEOs.  The key provisions of the employment agreements are summarized below.

Name	Date of Employment Agreement	Base Salary ($)	Annual Incentive Award (% of Base Salary)
Daniel J. Hanrahan	8/31/12	850,000	125
Steven M. Spiegel	11/28/12	400,000	50
Eric A. Bakken	8/31/12	450,000	50
Jim B. Lain	11/11/13	400,000	45
Carmen D. Thiede	10/21/13	315,000	45
Norma A. Knudsen	8/31/12	400,000	45

Ongoing Compensation

•                  Base Salary—Each NEO receives an annual base salary in the amount set forth above.  The base salary amounts are reviewed annually by the Compensation Committee and subject to adjustment.

•                  Bonus—Each NEO is eligible for an annual incentive award.  The annual incentive award is set as a percentage of the NEO’s then-current base salary for achievement of target performance, but the actual payout may be less than or greater than such amount for actual performance that is less than or greater than target, respectively.

•                  Long-Term Incentives—Each NEO is entitled to participate in the Company’s long-term equity incentive program on the same basis as the Company’s other executive officers, with the value of the awards being set annually by the Compensation Committee.

•                  Life Insurance and Other Benefits—During the term of their employment, each NEO is entitled to life insurance and health and welfare benefits offered to other headquarters employees.

•                  Termination of Employment Payments, Benefits and Other Obligations—The following section separately addresses benefits provided to the NEOs upon death or disability, termination without Cause or for Good Reason, termination for Cause or without Good Reason and termination after a Change in Control.

•                  Death or Disability. Each NEO is entitled to his or her accrued compensation and obligations, including a pro rata bonus for the year of termination. Pursuant to standard provisions for such awards, the NEOs will receive full vesting of any unvested stock option, restricted stock/restricted stock units and other incentive awards.

•                  Dismissal of Mr. Hanrahan without Cause within First Three Years of Employment. If Mr. Hanrahan is terminated during the first three years of his employment, he will receive severance equal to his base salary for the balance of that initial three-year term, with a minimum of one year of base salary, and the amount of any bonus he would have earned in the year of termination (based on actual performance) had he remained employed and the amount of any bonus he would have earned in any subsequent year during the initial three-year period (based on actual performance and assuming consistent threshold, target and maximum award amounts). He will also be entitled to receive a bonus for the year of termination if he is terminated after the end of the fiscal year but before payment of the bonus.

•                  Dismissal without Cause or Resignation for Good Reason Prior to or More than Twenty-Four Months Following a Change in Control (Other Than a Dismissal of Mr. Hanrahan without Cause with First Three Years of Employment). If an NEO is terminated without Cause or if he or she terminates for Good Reason, the NEO will receive an amount equal to one times his or her annual base salary plus a prorated portion of any bonus he or she would have earned for the year of termination (based on actual performance), plus 12 months (18 months in the case of Mr. Hanrahan) of benefits continuation coverage. The severance payments are contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

•                  Dismissal without Cause or Resignation for Good Reason in Connection with a Change in Control. If an NEO’s employment is terminated without Cause or if he or she terminates for Good Reason within 24 months following a change of control, then the NEO will receive an amount equal to two times base salary plus two times the target annual bonus for the year of termination, as well as 18 months of benefits continuation payments, subject to reduction pursuant to the “best of net” provisions in the employment agreements for Messrs. Hanrahan, Spiegel and Bakke and Ms. Knudsen.

•                  Dismissal for Cause or Resignation without Good Reason. The NEOs are entitled to accrued compensation and obligations where dismissal is for Cause. Severance benefits are not payable in the event of a termination of employment for Cause.

•                  Provision for Offset of Severance—The severance payments will be paid over the course of the severance period and offset by any compensation an NEO receives from other employment during the severance period. The severance payments are also contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

•                  Restrictive Covenants—The NEOs are subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.

•                  Mandatory Arbitration—Disputes arising under the Employment Agreements are to be resolved by binding arbitration.

Guaranteed Bonuses, Sign-On Incentives and Relocation Benefits

Many of our NEOs joined our company within the last two years.  In connection with their hire, we agreed to certain guaranteed bonuses, sign-on incentives and relocation benefits that are not part of their ongoing compensation to incentivize them to leave their former employers and join our company.

•                  Guaranteed Bonuses—Mr. Hanrahan was guaranteed a bonus payout equal to 125% of his base salary (i.e., $1,062,500) for the Company’s fiscal year ended June 30, 2013, his first year of employment. Mr. Spiegel was guaranteed a bonus payout equal to 50% of his base salary for the Company’s fiscal year ended June 30, 2013, prorated for the portion of the fiscal year from December 1, 2012 through June 30, 2013 (i.e., $116,667), his first year of employment. Ms. Thiede’s bonus for fiscal 2014 was guaranteed at the target amount (i.e., $141,750).

•                  Sign-On Incentives—In addition to participation in the Company’s long-term equity incentive program, some of our NEOs received special equity awards upon their commencement of employment:

•                  Mr. Hanrahan received two special equity awards. The first grant consists of 118,062 shares of restricted stock that will vest in full at the end of five years, provided he is still employed with the Company on such date. The second grant consists of 20,000 restricted stock units that will vest if the Company’s stock trades at or above $35 for 20 consecutive trading days at some time during the five-year period beginning with his commencement of employment.

•                  Mr. Spiegel received a special equity award of restricted stock units having a value equal to $400,000 that will vest in full at the end of five years, provided he is still employed with the Company on such date.

•                  Mr. Lain and Ms. Thiede each received a sign-on bonus equal to $130,000 and $108,250, respectively, which amounts must be repaid to our company if they terminate their employment under certain circumstances, such as termination without Good Reason within three years of their start dates. In addition to their participation in the Company’s long-term equity incentive program, each of Mr. Lain and Ms. Thiede also received a special equity award of restricted stock units having a value equal to $560,000 and $435,000, respectively, which will vest in full at the end of five years, provided they are still employed with the Company on such date.  Ms. Thiede also received a special equity award of performance units having a value equal to $124,500, which have the same three-year performance period and performance measures as the special PSU grants made to our executive officers in August 2013, shortly before Ms. Thiede commenced employment.

•                  Other Inducement Terms— For the year ended June 30, 2014, Mr. Lain and Ms. Thiede were entitled, under their agreements, to receive long-term incentives valued at target at $300,000 and $250,000, respectively, with Mr. Lain’s prorated for the portion of the year he was employed.

•                  Commuting Expenses—During his period of employment and continuing until the earlier of (i) July 1, 2016 or (ii) such time as Mr. Spiegel moves his permanent residence from the Chicago, Illinois area to the Minneapolis/St. Paul, Minnesota metropolitan area, Mr. Spiegel is entitled to be reimbursed for one round-trip airline ticket from Chicago, Illinois to Minneapolis, Minnesota for each week that such travel is completed during this period.  Mr. Spiegel was reimbursed $26,160 for his commuting expenses in fiscal 2014.

•                  Relocation Expenses—In connection with Mr. Hanrahan’s appointment as Chief Executive Officer, Mr. Spiegel’s appointment as Chief Financial Officer and Mr. Lain’s appointment as Chief Operating Officer, they were entitled to reimbursement of certain relocation expenses.  Mr. Hanrahan relocated from Miami, Florida in fiscal 2013.  Mr. Spiegel will be entitled to these relocation benefits when he moves from the Chicago, Illinois area.  Mr. Lain relocated from Chicago, Illinois in fiscal 2014.  The relocation benefits include reimbursement of:  (i) the reasonable costs of moving household goods and personal effects to the Minneapolis/St. Paul, Minnesota metropolitan area by one or more agreed-upon vendors; (ii) the reasonable cost for temporary housing for the NEO and his immediate family for up to six months; and (iii) the actual costs of real estate brokerage and related fees and closing costs in connection with the sale of his primary residence.  The total amount of relocation expenses payable with respect to Mr. Spiegel’s relocation is capped at $75,000.  In addition to the expense reimbursements described above, Mr. Hanrahan was entitled to receive an amount equal to one-half of any loss on the sale of his primary residence in Miami, Florida (provided that the total amount payable with respect to the loss (if any) on the sale of Mr. Hanrahan’s primary residence was capped at $100,000). Mr. Hanrahan was reimbursed $174,555 for relocation expenses in fiscal 2013 and $9,992 in fiscal 2014.  In addition to the expense reimbursements described above, Mr. Lain was entitled to two house-hunting trips.  Mr. Lain was reimbursed a total of $9,117 for his relocation expenses, which amount was reimbursed in fiscal 2014.

Historical Retirement and Life Insurance Benefits

•                  Retirement Benefits—Pursuant to certain grandfathered provisions of their employment agreements, upon retirement (at or after age 65), Mr. Bakken and Ms. Knudsen are entitled to receive a lump sum cash payment equal to the present value of a hypothetical annuity of monthly payments which are equal to the greater of $5,000 or 40% of their respective five-year average monthly compensation for the five-year period ending June 30, 2012 (i.e., July 1, 2007 through June 30, 2012), excluding bonuses (subject to a 20-year vesting schedule), to be paid for 240 months. Mr. Bakken’s and Ms. Knudsen’s agreements provide that he or she will be entitled to the fully vested benefit if his or her employment is terminated without Cause or if he or she terminates for Good Reason at any time, and each executive officer’s agreement provides that they will be entitled to the fully vested benefit if his or her employment terminates for any reason other than for Cause within two years of a Change in Control. Additionally, upon any termination of the executive officer’s employment following a Change in Control (except for Cause), he or she receives (i) the same retirement benefits described below, except that the lump-sum is equal to the sum of the payments due, determined as if he or she is fully vested, and (ii) a lump sum payment of any unpaid amounts described below under “Life Insurance.”

Each executive officer has the option to elect to receive his or her retirement benefit in the form of the 240 monthly payments rather than the lump sum, provided that such election is made in accordance with the requirements described in his or her employment agreement and consistent with Code Section 409A. In addition to the possibility for reduction based on: (i) the vesting schedule, and/or (ii) the present value discount for a lump sum payment, an executive’s retirement benefit is subject to further discount if paid prior to age 65 (an “Early Retirement”). If payment is made in connection with an Early Retirement, the hypothetical annuity of 240 monthly payments is discounted by first calculating the benefit as an annuity starting at age 65, and then converting it to an immediate commencement annuity using the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%).

If any executive officer dies before receiving full payment of his or her retirement benefit, payment will be made in a lump sum or monthly payments will continue, as applicable, to his or her designated beneficiary (or his or her estate). If any executive officer becomes disabled, he or she will receive monthly payments beginning six months after his or her disability begins and continuing until the earlier of his or her death or attainment of age 65, or until he or she ceases to be disabled, in an amount equal to his or her monthly benefit. At death or attainment of age 65, he or she (or his or her beneficiary) will receive the benefit described above under “Retirement Benefits.” No retirement benefits are payable in the event of termination of employment for Cause. In connection with the termination of her employment without Cause, Ms. Knudsen received a lump sum payment of $1,696,339 on September 1, 2014, based on her vested monthly benefit (based on 100% vesting for her years of service) of $11,663 and a 30-year U.S. Treasury Notes rate of 2.76%.

Under the new employment agreements signed by Mr. Bakken and Ms. Knudsen effective August 31, 2012, we froze vesting in these retirement benefits as of June 30, 2012, subject to the continued right to full acceleration in the event of termination without Cause or termination for Good Reason, as described above. As indicated, we also limited the calculation of the monthly benefit to the executive’s five-year average monthly base salary as of June 30, 2012.

•                  Life Insurance—We have agreed to pay premiums for a total of ten years on the existing policies insuring the lives of certain of our executive officers who were entitled to such benefits and were employed by the Company as of June 30, 2012. Prior to fiscal 2013, the tenth and final payment had been made on the policy for Ms. Knudsen, and therefore the Company’s commitment with respect to such policy payments has been satisfied. As of June 30, 2014, we have made the following number of payments on the policy for Mr. Bakken: eight payments on one policy and ten payments on a second policy. As of June 30, 2014, the aggregate face amount of Mr. Bakken’s policies is approximately $3.2 million. In addition, if Mr. Bakken’s employment terminates for any reason other than for Cause within two years of a Change in Control, he is entitled to a lump sum payment of any unpaid life insurance premium amounts.

Definitions under Executive Agreements

Certain of the terms used in the executive agreements as in effect during fiscal 2014 are defined below:

•                  Cause—Acts resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by the executive of his material employment duties (other than by reason of physical or mental incapacity) after reasonable notice to the executive and reasonable opportunity (not less than 30 days) to cease such non-performance; or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

•                  Change in Control—A person is or becomes the beneficial owner of 20% or more of the outstanding common stock or outstanding voting securities of the Company; consummation of a merger or consolidation of the Company, a statutory share exchange or an acquisition of all or substantially all of the Company’s assets unless the beneficial owners of the Company’s outstanding voting securities immediately prior to the transaction beneficially own more than 50% of the voting power of the outstanding voting securities of the surviving entity in substantially the same proportions; or the incumbent directors cease to constitute at least a majority of the Board.

•                  Good Reason—Assignment to the executive of duties inconsistent with his status or any adverse alteration in the executive’s reporting responsibilities, titles or offices; a material reduction of the executive’s base salary; failure by the Company to continue any compensation plan, bonus or incentive plan; material breach of the agreement by the Company; requirement that the executive’s principal place of employment be relocated by more than 30 miles from the Company’s current address; or the Company’s failure to obtain an agreement from any successor entity to assume the Company’s obligations under the agreement.

•                  Disability—Physical or mental disability or health impairment that prevents the effective performance by the executive of his duties on a full time basis.

Separation Agreement with Norma Knudsen, Former Executive Vice President, Merchandising

As referenced above, Ms. Knudsen’s employment with the Company was terminated effective as of February 28, 2014. In connection with such termination, we entered into a transition and separation agreement and general release with Ms. Knudsen, the key provisions of which are described below. Except as set forth below, the separation agreement did not provide any additional or accelerated benefits from what she was entitled to receive under her employment agreement.

•                  Severance Compensation—Ms. Knudsen received severance compensation pursuant to the terms of her employment agreement, which is described above, in connection with the Company’s termination of her employment without Cause.  Ms. Knudsen’s receipt of the severance compensation was subject to the conditions described above, including signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

•                  Long-Term and Equity Incentives—Pursuant to the terms of the Long Term Plan and related equity award agreements, Ms. Knudsen was entitled to prorated vesting of her annual performance units (based on actual performance) and restricted stock units and full vesting of her SARs. The balance of her outstanding awards were forfeited. Under the terms of the Long Term Plan, Ms. Knudsen was allowed to exercise her vested, unexercised stock options and SARs for a period of 90 days to one year following her termination date.  In addition, the Committee accelerated vesting of one of her equity awards that was scheduled to vest on March 1, 2014 in recognition of her service through February 28, 2014, one day before the scheduled vesting date of that award.

•                  Retirement Benefits—Pursuant to the terms of Ms. Knudsen’s employment agreement with us, Ms. Knudsen received a lump sum cash payment of her retirement benefit (see discussion under the supplemental retirement benefit portion of the “Retirement Plans and Arrangements” section below) based on a fully vested monthly benefit, discounted as provided under the terms of her employment agreement and paid the first day of the seventh month following the termination date. In connection with her termination from employment with the Company on February 28, 2014, Ms. Knudsen is entitled to a retirement benefit of $1,696,339, which was paid to her on September 1, 2014.

•                  Outplacement Services—In addition to the benefits provided to Ms. Knudsen’s employment agreement, the Company agreed to pay for outplacement services for Ms. Knudsen in an amount not to exceed $10,000, through a period that expired on August 31, 2014.  The Company paid $10,000 for outplacement services for Ms. Knudsen in August 2014.

•                  Discretionary Bonus—Ms. Knudsen is eligible to receive an additional discretionary payment from the Company of up to $100,000 to be paid in a lump sum on the first regular payroll date after February 28, 2015, the amount of which payment, if any, will be determined in the sole discretion of the Committee.

Retirement Plans and Arrangements

Historically, we have provided the Named Executive Officers with participation in a nonqualified supplemental retirement benefit and the Executive Retirement Savings Plan.

Nonqualified Supplemental Retirement Benefit:  Prior to fiscal 2013, we offered senior executives a nonqualified supplemental executive retirement benefit that is funded through key personal life insurance policies. The retirement benefit is included within the terms of an executive’s employment agreement with the Company and provides for a lump sum payment upon retirement in an amount equal to the present value of a hypothetical annuity of 240 monthly payments which are equal to the executive’s vested percentage multiplied by the greater of (i) 40% of the executive’s average monthly compensation for the 60-month period preceding June 30, 2012 and (ii) $5,000. The present value of the annuity is determined using an interest rate equal to the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%). An executive’s vested percentage is determined under a 20-year vesting schedule based on the executive’s completed years of service, with vesting commencing at 5% after seven years of service and the executive becoming fully vested after 20 years of service.

Under their employment agreements, executives had the option to elect to receive their retirement benefit in the form of an annuity (i.e., the 240 monthly payments) rather than the lump sum, provided that such election be made in accordance with the requirements described in their employment agreement. With regard to the employment agreements with a supplemental retirement benefit, all of the executives who have such an agreement have elected to receive their benefit in the form of a lump sum.

In addition to the possibility for reduction based on: (i) the vesting schedule, and/or (ii) the present value discount for a lump sum payment, an executive’s retirement benefit is subject to further discount if paid prior to age 65 (an “Early Retirement”). If payment is made in connection with an Early Retirement, the hypothetical annuity of 240 monthly payments is discounted by first calculating the benefit as an annuity starting at age 65, and then converting it to an immediate commencement annuity using the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%). Subject to timing requirements as set forth in the executive’s employment agreement, executives have the option to elect, at least 12 months prior to their Early Retirement, to defer receipt of their retirement benefit, and therefore to receive a larger benefit.

The nonqualified supplemental retirement benefit was designed to recognize long-term service with Regis and as a retention tool through the vesting schedule and discounting provisions. The nonqualified supplemental retirement benefit is forfeited upon an executive’s termination for Cause (as defined in the executive’s employment agreement). For Mr. Bakken and Ms. Knudsen, any termination of their employment without Cause or for Good Reason (each as defined in the executive’s employment agreement) will result in the executive becoming fully vested in the entire benefit, and Ms. Knudsen became fully vested in her balance in connection with her termination of employment.

Effective June 30, 2012, we froze the supplemental retirement benefit. Executives who were not vested in any portion of their retirement benefit on such date will never vest in that benefit. In addition, executives with vested benefits had their benefits frozen such that they will not be entitled to further vesting credit for continued employment and the calculation of the benefit payable will be based on the 60-month period preceding June 30, 2012 (as opposed to the 60-month period preceding the date of termination). We also froze the interest rate used to calculate the present value of the annuity at the yield to maturity of 30-year U.S. Treasury Notes at June 30, 2012. Any new executives employed on or after June 30, 2012 do not receive this benefit.

Executive Retirement Savings Plan:  Named Executive Officers are eligible to defer some or all of their annual salary and/or annual non-equity incentive compensation (i.e., bonus) into our Executive Retirement Savings Plan, a nonqualified deferred compensation plan. Executives may defer up to 100% of their annual compensation, including bonus. Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Employer contributions under the Executive Retirement Savings Plan for our Named Executive Officers include a 25% match on up to a maximum of $100,000 in deferred compensation and a discretionary annual profit sharing contribution (on a calendar-year basis). We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company’s creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with applicable tax requirements (including, without limitation, Code Section 409A), executives may elect the distribution date for salary and bonus deferrals. However, employer profit sharing contributions are distributed only upon termination of employment.

PENSION BENEFITS IN 2014

The following table sets forth certain information concerning pension benefits for the Named Executive Officers for fiscal 2014:

Name(1)	Age at June 30, 2014	Plan Name(2)	Number of Years of Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)(5)
Eric A. Bakken	47	Employment Agreement	20.5	870,905	—
Norma A. Knudsen	56	Employment Agreement	19	1,696,339	—

(1)                                  Messrs. Hanrahan, Spiegel and Lain and Ms. Thiede do not participate in the Company’s pension benefits program as it was frozen prior to the commencement of their employment.

(2)                                  Retirement benefits provided under the applicable employment agreement for each Named Executive Officer are described above under “Summary of Executive Agreements.”

(3)                                  The number of years of credited service shown for Mr. Bakken and Ms. Knudsen represent their actual years of service; however, for purposes of determining the value of their accumulated benefit, their years of credited service were frozen at 18.5 and 17 years, respectively, as described above.

(4)                                  The present value of pension benefits for Mr. Bakken is calculated based on the following assumptions: (i) freezing of the pension benefits as described above under “Summary of Executive Agreements—Retirement Plans and Arrangements,” (ii) expected retirement age of the later of (A) June 30, 2014 or (B) age 65, which is the earliest time a participant may retire without any benefit reduction due to age, and (iii) discount rate of 2.76%.  Present value of pension benefits for Ms. Knudsen reflects the actual payout amount due to her termination of employment prior to June 30, 2014.

(5)                                  For information about payments made or to be made subsequent to fiscal 2014 to Ms. Knudsen, see “Summary of Executive Agreements—Separation Agreement with Norma Knudsen, Former Executive Vice President, Merchandising.”

NONQUALIFIED DEFERRED COMPENSATION FOR 2014

The following table sets forth certain information concerning nonqualified deferred compensation under our Executive Retirement Savings Plan for the Named Executive Officers for fiscal 2014:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel J. Hanrahan	100,000	25,000	22,535	—	328,223
Steven M. Spiegel	100,000	25,000	7	(125,007)	58,334
Eric A. Bakken	45,833	12,500	12,215	(125,011)	195,883
Jim B. Lain	—	—	—	—	—
Carmen D. Thiede	96,925	25,281	8,636	—	130,842
Norma A. Knudsen	—	—	5,117	—	228,224

(1)                               The following amounts of contributions and earnings reflected in the table above have been reported in the current year or prior years’ Summary Compensation Tables as follows:

	Total Amount	Current Year Summary Compensation Table
Name	Reported in Current or Prior Summary Compensation Tables ($)	Salary ($)	Non-Equity Incentive Plan ($)	Above-Market Earnings ($)	Company Match and Profit-Sharing Contribution in All Other Compensation ($)
Daniel J. Hanrahan	308,339	100,000	—	—	25,000
Steven M. Spiegel	183,333	100,000	—	—	25,000
Eric A. Bakken	375,000	45,833	—	—	12,500
Jim B. Lain	—	—	—	—	—
Carmen D. Thiede	122,206	96,925	—	—	25,281
Norma A. Knudsen	58,186	—	—	—	—

(2)                               The measurement funds available under the Executive Retirement Savings Plan include the Company’s common stock and selected mutual funds, which are the same measurement funds available for employees generally with respect to investment of their funds in the Company’s qualified 401(k) plan.  Participants in the plan may change their investments in the various measurement funds at any time.

Potential Payments Upon Termination or Change in Control

The tables that follow describe potential payments and benefits provided to our NEOs or their beneficiaries under the employment agreements, plans and arrangements in existence at June 30, 2014 under various scenarios involving a termination of employment and/or a change in control, and assuming that the termination or change in control event(s) occurred on June 30, 2014. The agreements are described in more detail above under “Summary of Executive Agreements.” The following presentation has been keyed to the following events upon which an NEO or their beneficiaries would be entitled to a payment or benefit:

•                  Voluntary termination or involuntary termination not related to a change in control;

•                  Termination due to death;

•                  Termination due to disability;

•                  A change in control not involving an employment termination; and

•                  Involuntary termination or voluntary termination after a change in control.

Unless otherwise specified, an “involuntary termination” for these purposes includes a termination by the NEO for “Good Reason,” but does not include a termination for “Cause.” A “voluntary termination” refers to a termination by the NEO other than for “Good Reason.” “Cause” and “Good Reason” for these purposes have the meanings described above under “Definitions under Executive Agreements.”

Because the employment of Ms. Knudsen terminated during fiscal 2014, information has only been provided based on her actual termination event.

		Not Related to Change in Control				After a Change in Control
Name	Type of Payment or Benefit	Voluntary Termination ($)	Involuntary Termination($)(1)	Death($)	Disability($)	Not Involving a Termination of Employment($)	Involuntary Termination($)(2)
Daniel J. Hanrahan	Severance	—	$2,098,438	—	—	—	$2,570,255
	Medical and Dental Insurance Benefits(3)	—	$27,655	—	—	—	$27,655
	Accelerated Vesting of Equity(4)	—	—	$2,863,956	$2,863,956	$2,863,956	$2,863,956
	Total	—	$2,126,093	$2,863,956	$2,863,956	$2,863,956	$5,461,866
Steven M. Spiegel	Severance	—	$400,000	—	—	—	$1,152,969
	Medical and Dental Insurance Benefits(3)	—	$18,437	—	—	—	$18,437
	Accelerated Vesting of Equity(4)	—	—	$467,212	$467,212	$467,212	$467,212
	Total	—	$418,437	$467,212	$467,212	$467,212	$1,638,618
Jim B. Lain	Severance	—	$400,000	—	—	—	$1,160,000
	Medical and Dental Insurance Benefits(3)	—	$8,926	—	—	—	$13,389
	Accelerated Vesting of Equity(4)	—	—	$531,788	$531,788	$531,788	$531,788
	Total	—	$408,926	$531,788	$531,788	$531,788	$1,705,177
Carmen D. Thiede	Severance	—	$315,000	—	—	—	$913,500
	Medical and Dental Insurance Benefits(3)	—	$18,437	—	—	—	$27,655
	Accelerated Vesting of Equity(4)	—	—	$498,089	$498,089	$498,089	$498,089
	Total	—	$333,437	$498,089	$498,089	$498,089	$1,439,244
Eric A. Bakken	Severance	—	$450,000	—	—	—	$1,350,000
	Medical and Dental Insurance Benefits(3)	—	$19,087	—	—	—	$28,631
	Life Insurance Benefits(5)	—	$82,186	—	—	—	$82,186
	Retirement Benefits(6)	$990,978	$1,165,857	$1,903,176	$2,627,429		$1,165,857
	Accelerated Vesting of Equity(4)	—	—	$360,148	$360,148	$360,148	$360,148
	Total	$990,978	$1,717,130	$2,263,324	$2,987,577	$360,148	$2,986,822
Norma A. Knudsen(7)	Severance	N/A	$400,000	N/A	N/A	N/A	N/A
	Retirement Benefits(6)	N/A	$1,696,339	N/A	N/A	N/A	N/A
	Accelerated Vesting of Equity(4)	N/A	$54,019	N/A	N/A	N/A	N/A
	Outplacement Services	N/A	$10,000	N/A	N/A	N/A	N/A
	Total	N/A	$2,160,358	N/A	N/A	N/A	N/A

(1)

Severance amounts, in the event of Involuntary Termination Not Related to Change in Control, represent a cash payment equal to one times annual base salary. For Mr. Hanrahan, the amount includes guaranteed cash payments as described under the “Summary of Executive Agreements” section of this Proxy Statement. For Mr. Hanrahan, target incentive payouts are assumed for future years, as actual performance levels are unknown. Other possible severance totals for Mr. Hanrahan include $932,639 if incentive payouts are $0 each year, $1,515,538 if incentive payouts are at threshold each year, and $3,264,236 if incentive payouts are at maximum each year. An executive whose employment terminates in the middle of a fiscal year is also entitled to a prorated portion of any bonus the executive officer would have earned for the year of termination (based on actual performance). For fiscal 2014, Ms. Knudsen received no prorated bonus because actual performance did not result in a payout under the Short-Term Plan (and, similarly, the hypothetical severance amounts shown for the other executive officers do not include any amounts related to fiscal 2014 Short-Term Plan payouts).

(2)

The severance amounts, in the event of an Involuntary Termination Related to a Change in Control, represent a lump sum payment equal to two times annual base salary plus two times the target annual bonus for the year of termination. Under Code Section 280(g), executives will incur an excise tax on portions of these payments if the parachute value of payments exceeds a specified threshold. In the event that this excise tax is triggered by the payments due upon an involuntary termination after a change in control, the Company will determine, pursuant to the terms of the executives’ employment agreements, whether the executive is better off receiving the full payment due and paying the excise tax, or receiving a reduced payment that falls just below the excise tax threshold, which is referred to as a “best of net” provision. “Best of net” provisions are included in the employment agreements for Messrs. Hanrahan, Spiegel, and Bakken. For these hypothetical payments as of June 30, 2014, the severance amounts for Messrs. Hanrahan and Spiegel have been reduced to avoid triggering the excise tax.

(3)

The amount represents the estimated medical and dental insurance premiums for the applicable benefits continuation period (18 months for Mr. Hanrahan and 12 months for other executive officers, if not related to a change in control, or 18 months for all NEOs if after a change in control).

(4)

Amounts represent the intrinsic value of SAR, option, restricted stock unit, and performance unit awards as of June 30, 2014 for which the vesting would be accelerated. The value entered for option and SARs is based on the difference between $14.08, the closing price of the Company’s common stock on June 30, 2014 on the NYSE, and the option or SAR exercise price. The value included for restricted stock units is the product of the number of units for which vesting would be accelerated and $14.08. The value included for performance units granted in August, 2013 is the product of the target number of shares for which prorata vesting would be accelerated and $14.08. For Norma Knudsen, the value included for performance units granted in August 2013 is the product of the target number of shares for which prorata vesting was accelerated and $14.06, the closing price of the Company’s common stock on her date of termination.

(5)

The amount represents a lump sum cash payment equal to the sum of unpaid life insurance premium payments as described under “Summary of Executive Agreements—Employment Agreements—Historical Retirement and Life Insurance Benefits,” above.

(6)

The amounts represent a lump sum cash payment equal to the present value of a hypothetical annuity of monthly benefits. The annuity amount and payment period vary according to the termination scenario, as described in “Summary of Executive Agreements— Employment Agreements—Historical Retirement and Life Insurance Benefits,” above.

(7)

Because Ms. Knudsen’s employment terminated during 2014, the amounts reported for Ms. Knudsen are the actual amounts she has received or will receive pursuant to the terms of her separation agreement with the Company. For additional information on the separation agreement with Ms. Knudsen, see “Summary of Executive Agreements—Separation Agreement with Norma Knudsen, Former Executive Vice President, Merchandising” above.

Fiscal 2014 Director Compensation Table

Compensation of our directors is reviewed and determined by the Board on an annual basis, with consideration given to industry comparisons of directors’ compensation. A portion of director compensation is linked to our stock performance in the form of equity awards. Employee directors do not receive any cash or other compensation for their services as directors. Each of the cash compensation and the equity compensation for non-employee directors who serve during only a portion of a fiscal year is prorated. Our current non-employee director compensation is as follows:

•                  An annual cash retainer of $70,000;

•                  An annual cash retainer for the chairman of the Audit Committee of $15,000;

•                  Annual cash retainers of $10,000 and $7,500 for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•                  An annual grant of deferred stock units valued at $90,000, which vest monthly over a period of one year and pay out when the director leaves the Board; and

•                  An annual grant of deferred stock units valued at $85,000 payable to our independent Chairman of the Board, which vest monthly over a period of one year and pay out when the Chairman leaves the Board.

The following table shows, for each of the non-employee directors who served for all or part of the fiscal year ended June 30, 2014, information concerning their annual and long-term compensation earned during such fiscal year.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Daniel G. Beltzman(3)	70,000	179,999	722	250,721
Joseph L. (“Joel”) Conner(4)	25,625	0	4,398	30,023
James P. Fogarty	80,000	89,999	1,601	171,600
David J. Grissen	46,667	89,999	361	137,027
Mark S. Light	46,667	89,999	361	137,027
Michael J. Merriman	77,500	89,999	1,601	169,100
Jeffrey C. Smith(4)	21,438	0	1,240	22,678
Stephen E. Watson	70,000	174,987	3,383	248,370
David P. Williams	85,000	89,999	1,601	176,600

(1)                               Values expressed represent the aggregate grant date fair value of stock awards granted during fiscal 2014, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for a description of the assumptions used in calculating these amounts.

(2)                                 Represents dividends paid on restricted stock awards and restricted stock units.

(3)                                 Mr. Beltzman did not receive an annual restricted stock unit grant for his service on the Board in the year prior to the 2013 annual meeting of shareholders.  Accordingly, the value of the restricted stock units granted to him in October 2013 was two times the annual restricted stock unit grant value.

(4)                                 Messrs. Conner and Smith ceased service as directors on October 22, 2013.

The following table shows, for each of our non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2014:

Name	Aggregate Stock Awards Outstanding as of 06/30/14 (#)	Aggregate Option Awards Outstanding as of 06/30/14(#)
Daniel G. Beltzman	12,078	0
Joseph L. (“Joel”) Conner	0	0
James P. Fogarty	16,434	0
David J. Grissen	6,039	0
Mark S. Light	6,039	0
Michael J. Merriman	16,434	0
Jeffrey C. Smith	0	0
Stephen E. Watson	30,222	7,000
David P. Williams	16,434	0

ADVANCES OF DEFENSE COSTS FOR CERTAIN LITIGATION MATTERS

Certain members of the Company’s current Board, certain former Board members and certain former officers have been named as defendants in a lawsuit alleging breaches of fiduciary duties to the Company in connection with approval of certain executive compensation arrangements and certain related party transactions. The current and former directors and officers who have been named as defendants in this action have a legal right under the Minnesota Business Corporation Act and the Company’s Restated Articles of Incorporation to advancement of their costs of defense. Accordingly, in fiscal 2014, the Company advanced defense costs on behalf of the current and former directors and officers amounting to approximately $666,000, in addition to approximately $551,000 advanced in fiscal 2013. The Company has directors and officers insurance that it anticipates will provide reimbursement for amounts advanced which exceed the Company’s $500,000 retention.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	1,903,668	$19.48	3,691,858	(2)
Equity compensation plans not approved by security holders	0		0
Total	1,903,668	$19.48	3,691,858

(1)                                 Includes stock options granted under the Regis Corporation 2000 Stock Option Plan as well as shares granted through stock options, SARs and restricted stock units under the Long Term Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

(2)                                 The Company’s Long Term Plan provides for the issuance of a maximum of 6,750,000 shares of the Company’s Common Stock through stock options, SARs, restricted stock, or restricted stock units. As of June 30, 2014, 185,934 unvested restricted stock shares were outstanding under the Long Term Plan, which are not reflected in this table. As of June 30, 2014, there are 3,029,874 full value awards (restricted stock shares or units) or 3,905,483 partial value awards (stock options or SARs) included in the number of securities remaining available for future issuance under equity compensation plans as disclosed in this table. As of June 30, 2014, there were also 661,984 common shares available for issuance under the Company’s Stock Purchase Plan. The Company’s Franchise Contributory Stock Purchase Plan was terminated during the fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC’s regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of copies of reports filed with the SEC during the fiscal year ended June 30, 2014, all applicable Section 16(a) filing requirements were complied with, except that on December 26, 2013, Birch Run Capital, LLC (n/k/a Birch Run Capital Advisors, LP), the registered investment adviser to the funds that hold the Company’s common stock, was converted from a limited liability company to a limited partnership and the name was changed to Birch Run Capital Advisors, LP. Technically, a Form 3 should have been filed for BRC Advisors GP, LLC, the General Partner to the Adviser, because it became a new Reporting Person and a beneficial owner pursuant to Section 13(d). As soon as Birch Run Capital realized the error, the Form 3 was filed on February 5, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2014, we were not a party to any related party transactions covered by the Exchange Act rules.

In April 2013, the Board adopted a written Related Party Transaction Approval Policy, which sets forth our policies and procedures for the review, approval or ratification of certain related party transactions by the Nominating and Corporate Governance Committee. The policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company, or any of its subsidiaries, is or will be a participant and in which a related person has a direct or indirect interest, but exempts the following:

•                  Payment of compensation by the Company to a related party for the related party’s service to the Company as a director, officer or employee;

•                  Transactions available to all employees or all shareholders of the Company on the same terms;

•                  Transactions which, when aggregated with the amount of all other transactions between the Company and the related party or any entity in which the related party has an interest, involve less than $10,000 in a fiscal year; and

•                  Transactions in the ordinary course of the Company’s business at the same prices and on the same terms as are made available to customers of the Company generally.

The Nominating and Corporate Governance Committee must approve any related party transaction subject to this policy before commencement of the related party transaction; provided, however, that if a related party is only first identified after it commences or first becomes a related party transaction, it must be brought to the Nominating and Corporate Governance Committee for ratification. Alternatively, the Nominating and Corporate Governance Committee has delegated authority to its Chairperson to approve related party transactions if they arise between the Nominating and Corporate Governance Committee’s meetings.

The Nominating and Corporate Governance Committee will analyze the following factors, in addition to any other factors it deems appropriate, in determining whether to approve a related party transaction:

•                  Whether the terms are fair to the Company;

•                  Whether the transaction is material to the Company;

•                  The role the related party has played in arranging the related party transaction;

•                  The structure of the related party transaction; and

•                  The interests of all related parties in the related party transaction.

The Nominating and Corporate Governance Committee may, in its sole discretion, approve or deny any related party transaction. Approval of a related party transaction may be conditioned upon the Company and the related party taking any actions that the Nominating and Corporate Governance Committee deems appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 2, 2014, the ownership of our Common Stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each executive officer and former executive officer identified in the Summary Compensation Table, and by all current executive officers and directors as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.  Our company had 55,656,564 shares of common stock issued and outstanding as of September 2, 2014.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class
More than 5% Shareholders:
Birch Run Capital Advisors, LP(2)	10,535,170	18.9%
FMR LLC(3)	7,516,000	13.5%
Heartland Advisors, Inc.(4)	5,791,157	10.4%
Dimensional Fund Advisors LP(5)	4,720,802	8.5%
BlackRock, Inc.(6)	4,192,104	7.5%
Cramer Rosenthal McGlynn, LLC(7)	3,070,450	5.5%
The Vanguard Group(8)	2,842,746	5.1%
Current Executive Officers:	3,026,825	5.4%
Daniel J. Hanrahan	167,914	*
Steven M. Spiegel	3,799	*
Eric A. Bakken(9)	58,965	*
Jim B. Lain	0	*
Carmen D. Thiede	3,716	*
Directors and Nominees (in addition to Mr. Hanrahan, who is listed above):
Daniel G. Beltzman(2)	10,547,249	18.9%
James P. Fogarty	20,434	*
David J. Grissen	6,039	*
Mark S. Light	6,039	*
Michael J. Merriman	16,434	*
Stephen E. Watson	47,566	*
David P. Williams(10)	26,434	*
Former Executive Officers:
Norma A. Knudsen	1,866	*
All current executive officers and directors as a group (fourteen persons)(11)	10,903,876	19.6%

*                                         less than 1%

(1)                                 Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units which vest within 60 days: 1,119 shares by Ms. Thiede, 1,007 shares by each of Messrs. Grissen, Fogarty, Light, Merriman, and Williams, 1,957 shares by Mr. Watson, and 2,013 shares by Mr. Beltzman.

(2)                                 Based on information in a Schedule 13D/A filed by Birch Run Capital Advisors, LP (“Birch Run”) on August 22, 2014 and a Form 4 filed by Mr. Beltzman on September 2, 2014 reporting purchases by the Funds (as defined below), these securities are owned directly by Birch Run Capital Partners, L.P., Torch BRC, L.P. and Walnut BRC, L.P. (collectively, the “Funds”). Birch Run Capital Partners, L.P. is the record owner of 1,538,941 shares. Torch BRC, L.P. is the record owner of 3,962,648 shares. Walnut BRC, L.P. is the record owner of 5,033,581 shares. Birch Run Capital Advisors, LP serves as the registered investment adviser to the Funds. BRC Advisors GP, LLC (“BRC Advisors GP”) serves as General Partner to Birch Run Capital Advisors, L.P. (collectively, the “General Partners”). Mr. Beltzman and Gregory Smith are the co-Managing Members of Birch

Run and BRC Advisors GP. Birch Run, BRC Advisors GP, Mr. Beltzman and Mr. Smith may be deemed to share voting and dispositive power over the reported securities. Each of Birch Run, BRC Advisors GP, Mr. Beltzman and Mr. Smith disclaim beneficial ownership of any interests of the reported securities in excess of such person’s or entity’s respective pecuniary interest in the securities. On its Schedule 13D/A, Birch Run reported sole voting power over 0 shares, shared voting power over 8,504,788 shares, sole dispositive power over 0 shares and shared dispositive power over 9,996,589 shares.  Based on the September 2, 2014 Form 4 referenced above, the shared voting power number has likely increased, and the shared dispositive power number has likely increased to 10,535,170.  The address for Birch Run is 1350 Broadway, Suite 2412, New York, NY 10018.

(3)                                 Based on information in a Schedule 13G/A filed by FMR LLC on February 14, 2014. FMR LLC reported sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 7,516,000 shares and shared dispositive power over 0 shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, is the beneficial owner of all shares as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940. One investment company, Fidelity Small Cap Discovery Fund, owned 3,500,000 shares, or 6.2%. Edward C. Johnson 3d, the Chairman of FMR LLC, and FMR LLC each have the sole power to dispose of the 7,516,000 of the shares.

(4)                                 Based on information in a Schedule 13G/A filed by Heartland Advisors, Inc. (“Heartland”) on June 6, 2014, Heartland reported sole voting power over 0 shares, shared voting power over 5,768,032 shares, sole dispositive voting power over 0 shares and shared dispositive power over 5,791,157 shares. The address for Heartland is 789 N. Water Street, Milwaukee, WI 53202. The Heartland Value Plus Fund, a series of the Heartland Group, Inc. owns 4,400,000 shares or 7.8% of the class of securities reported.

(5)                                 Based on information in a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 10, 2014, Dimensional reported sole voting power over 4,604,119 shares, shared voting power over 0 shares, sole dispositive power over 4,720,802 shares and shared dispositive power over 0 shares. The address for Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX, 78746.

(6)                                 Based on information in a Schedule 13G/A filed by BlackRock, Inc. on February 10, 2014, BlackRock, Inc. reported sole voting power over 4,012,571 shares, shared voting power over 0 shares, sole dispositive power over 4,192,104 shares and shared dispositive power over 0 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. is a parent holding company and holds the sole power to vote or dispose of shares held by its subsidiaries BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors, LLC, BlackRock International Limited, BlackRock Investment Management, LLC, BlackRock Advisors (UK) Limited, BlackRock Fund Management Ireland Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Investment Management (UK) Limited (collectively, the “BlackRock Subsidiaries”). None of the BlackRock Subsidiaries own more than 5% of our outstanding shares of Common Stock.

(7)                                 Based on information in Schedule 13G filed by Cramer Rosenthal McGlynn, LLC (“Cramer”) on February 13, 2014, Cramer reported sole voting power over 3,037,600 shares, shared voting power over 32,850 shares, sole dispositive power over 3,070,450 shares and shared dispositive power over 0 shares. The address for Cramer is 520 Madison Ave, New York, NY 10022.

(8)                                 Based on information in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 12, 2014, Vanguard reported sole voting power over 79,248 shares, shared voting power over 0 shares, sole dispositive power over 2,769,898 shares and shared dispositive power over 72,848 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(9)                                 Includes 3,360 shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days.

(10)                          Includes 2,000 shares held in a joint brokerage account with his father.

(11)                          See footnotes 1, 2, 9 and 10 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.

ITEM 2

APPROVAL OF THE SHORT TERM INCENTIVE COMPENSATION PLAN

General Information

We have an annual executive short term cash incentive compensation program for certain of our employees, including our executive officers, that is intended to provide the participants with incentive compensation based upon the achievement of pre-established performance goals. The Short Term Plan is intended to link a significant portion of the participant’s compensation to the achievement of the performance goals and to attract, motivate and retain employees on a competitive basis.

The Board, upon recommendation of the Compensation Committee, recommends that shareholders approve the Short Term Plan so that the Short Term Plan will comply with the requirements of Section 162(m) of the Internal Revenue Code. Under Section 162(m), a publicly held corporation is generally not entitled to a federal income tax deduction with respect to any taxable year for compensation in excess of $1 million paid to its chief executive officer or any other employee whose compensation is required to be reported in the proxy statement by reason of being among the three highest paid executive officers in office at the end of the year (other than the chief executive officer and chief financial officer).

Qualifying performance-based compensation is not subject to this deduction limitation. To qualify for the performance-based exception under Section 162(m), compensation must be paid under a plan the material terms of which, including the general performance criteria used as the bases for determining awards, have been approved by shareholders, and the plan must meet other requirements set forth in regulations under Section 162(m). Under Section 162(m), the general performance criteria and other material plan terms must be disclosed and approved by shareholders every five years.  While the Short Term Plan is designed to permit awards granted under it to comply with the requirements of Section 162(m), the Compensation Committee reserves the right to grant awards and make payments that do not qualify as performance-based compensation under Section 162(m).

We previously had a Short Term Plan that was approved by shareholders at the annual meeting of shareholders in 2009. As a result, the five-year period since the last shareholder approval has expired. As described below, the Short Term Plan submitted for shareholder approval at the Annual Meeting is substantially similar to the plan that was previously in existence. Accordingly, the Board believes that approval of the Short Term Plan is in the best interests of the Company and its shareholders and recommends that the shareholders approve its adoption.

Summary of the Short Term Plan

The full text of the Short Term Plan is attached hereto as Appendix A. The following summary describes the material terms of the Short Term Plan.

Differences from Predecessor Plan

The Short Term Plan submitted for shareholder approval is substantially similar to the Regis Corporation Short Term Incentive Compensation Plan that shareholders approved in 2009. The primary differences in the Short Term Plan from the predecessor plan are the following:

•                  The Short Term Plan clarifies that performance measures may also be measured relative to any external measures, on a per share basis (basic or diluted), as a growth rate or change from prior periods, or relative to one or more other performance criteria.

•                  The Short Term Plan indicates that awards are subject to forfeiture, recovery by the Company or other action pursuant to any clawback policy adopted by the Board or the Committee at any time.

•                  The Short Term Plan eliminates the provision that previously entitled participants to payout of the awards in full in the event of a change in control because all rights to payments in the event of a change in control are now governed by the terms of the executives’ employment agreements, which are described above.

Administration; Eligible Employees

The Short Term Plan is administered by the Compensation Committee of the Board. The Committee shall interpret the Short Term Plan, although it may delegate to management non-discretionary administrative functions. Participants in the Short Term Plan for each award period are any employees selected by the Committee, including all employees of the Company who, in the sole judgment of the Committee, may be treated as “covered employees” within the meaning of Section 162(m) at the time income is recognized by the participant in connection with an award that is intended to constitute “qualified performance-based compensation” satisfying the requirements of Section 162(m).

Performance Criteria

The Committee will select the performance criteria for any individual position and the formulas for determining the amount of payment that the Committee may award for performance during any award period not later than the earlier of (i) the date by which 25% of the duration of the performance period has elapsed or (ii) 90 days after the commencement of the performance period. The performance criteria that the Committee may use shall be based on any one or more of the following performance criteria, either alone or in combination, and on either a consolidated or business unit level, and on an absolute or relative basis compared to other companies or indexes or other external measures, on a per share basis (basic or diluted), as a growth rate or change from prior periods, or relative to one or more other performance criteria:

•                  earnings per share;

•                  sales;

•                  cash flow;

•                  cash flow from operations;

•                  operating profit or income;

•                  net income;

•                  operating margin;

•                  net income margin;

•                  gross margin;

•                  service margin;

•                  product margin;

•                  return on net assets;

•                  economic value added;

•                  return on total assets;

•                  return on common equity;

•                  return on total capital;

•                  return on invested capital;

•                  total shareholder return;

•                  revenue;

•                  revenue growth;

•                  earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•                  EBITDA growth;

•                  funds from operations per share and per share growth;

•                  cash available for distribution;

•                  cash available for distribution per share and per share growth;

•                  share price performance;

•                  improvements in the Company’s attainment of income or expense levels; and

•                  implementing or completion of critical projects.

In addition, awards not intended to qualify as “performance-based compensation” under Section 162(m) may be based on other performance criteria determined by the Committee.

The performance criteria shall have reasonable definitions as the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items, as defined by GAAP; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisition; effects of divestitures; and effects of litigation activities and settlements. Unless the Committee determines otherwise, extraordinary items, such as capital gains and losses, which may affect any performance criterion shall be excluded or included in determining achievement of the award, whichever produces a higher award.

Determination of Awards

The Committee will designate for each participant a target amount as such participant’s potential award. The Committee may also designate a maximum payout amount in the event the targets are exceeded and a threshold payout amount in the event that at least a minimum percentage of the target is achieved. With respect to awards subject to Section 162(m), an individual participant’s potential award in any award period is limited to $2,000,000 for an award period equal to a fiscal year, or the corresponding fraction or multiple of that amount for an award period of a different duration. When our financial results for a given award period have been determined, the Committee will determine, and certify in writing, whether the pre-established performance goals and objectives have been satisfied in such year with respect to the participants. The actual bonus award for any participant shall be determined based upon the pre-established compensation formula or methods. In determining the actual award for the participants, the Committee may exercise discretion to reduce (but not increase) the award from the dollar amount of the potential award for such participants. Awards will be paid in cash.

In the event of a termination of employment due to death or disability during a performance period, the participant shall receive a pro rata share of the award based on actual performance for the performance period. Unless otherwise determined by the Committee, in the event of a termination of employment for any other reason, all awards not yet paid will be forfeited.

New Plan Benefits

The benefits or amounts to be received by or allocated to participants under the Short Term Plan are not determinable because the performance measures and target opportunities for future awards will not be set by the Committee until next year.  However, we note that benefits previously paid under the current Short Term Plan, if any, are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this Proxy Statement.

Upon recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the Short Term Plan.

ITEM 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP, certified public accountants and independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending June 30, 2015. Although not required, the Board wishes to submit the selection of PricewaterhouseCoopers LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

Audit Fees

Aggregate audit fees billed for professional services rendered by PricewaterhouseCoopers LLP were $2,467,000 for the year ended June 30, 2014, and $2,180,000 for the year ended June 30, 2013. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements as of and for the years ended June 30, 2014 and 2013, limited reviews of our unaudited condensed consolidated interim financial statements, statutory audits of certain of our subsidiaries, and accounting consultations required to perform an audit in accordance with generally accepted auditing standards.

Audit-Related Fees

There were no audit-related services by PricewaterhouseCoopers LLP in the years ended June 30, 2014 or 2013.

Tax Fees

Aggregate income tax compliance and related services fees billed for professional services rendered by PricewaterhouseCoopers LLP were $626,602 for the year ended June 30, 2014 and $280,545 for the year ended June 30, 2013. The tax fees for the years ended June 30, 2014 and 2013 were for tax compliance, consulting and planning-related professional services, as well as assistance with tax audits.

All Other Fees

In addition to the fees described above, aggregate fees of $1,800 were billed by PricewaterhouseCoopers LLP during each of the years ended June 30, 2014 and 2013, for fees related to a research tool that we access through PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP to perform auditing services for the current fiscal year ending June 30, 2015, based upon an engagement letter submitted by PricewaterhouseCoopers LLP. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the professional services provided by PricewaterhouseCoopers LLP during the years ended June 30, 2014 and June 30, 2013 were approved or pre-approved in accordance with the policies of our Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and assists the Board in providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. Each member of the Audit Committee is “independent” within the meaning of applicable NYSE listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.

Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the financial statements and our system of internal controls over financial reporting and expressing opinions thereon.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board (PCAOB).

In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2014 for filing with the SEC. The Committee also has recommended to the Board the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

David P. Williams, Chair James P. Fogarty David J. Grissen Mark Light Members of the Audit Committee

ITEM 4

APPROVAL OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by SEC rules, we are providing shareholders with an annual, non-binding advisory vote to approve the executive compensation as disclosed in the CD&A. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of Regis Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”

Our executive compensation programs are based on our belief that attracting, retaining and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achievement of our financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals, all as described above in the CD&A of this Proxy Statement.

In fiscal 2014, we continued the overall compensation programs and governance practices that we implemented in recent years.  As described above in the CD&A, our executive officers did not receive a payout under their annual non-equity incentive awards or performance units for fiscal 2014 because our actual adjusted EBITDA and same-store sales did not reach the threshold levels. The Compensation Committee did make certain discretionary payouts and retention grants to the NEOs other than our CEO who were employed at August 29, 2014, to recognize the important work performed by the executive team to continue our turnaround efforts and accomplish significant strategic objectives that we believe will lead to long-term strategic success for the Company.  The Committee believes that the new executive management team is best positioned to continue leading the Company through its turnaround and, therefore, desires to retain and incentivize those executives to complete the Company’s turnaround strategy.  Notably, the discretionary cash payouts are subject to a clawback requiring the NEO to repay the full amount of the award if the NEO’s employment terminates prior to the third anniversary of the award date, and the special retention restricted stock unit grants are designed to cliff vest at the end of a three-year period if the NEO remains employed with the Company.  The Committee believes that the design of these awards demonstrates the Committee’s expectation that the executives remain with the Company to recognize value if the foundational initiatives undertaken are successful.

For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in fiscal 2014, please refer to the CD&A, as well as the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A.

This advisory vote will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there are a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.

Upon recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.

PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present proposals at the 2015 annual meeting of shareholders, and who wish to have such proposals included in our Proxy Statement for the 2015 annual meeting, must be certain that such proposals are received by our Corporate Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439, not later than May 13, 2015. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for our 2015 annual meeting.

For shareholders who intend to present proposals or director nominees directly at the 2015 annual meeting and not for inclusion in our 2015 proxy statement, we must receive notice of such proposal not later than July 30, 2014 and not earlier than June 30, 2014, provided that in the event that the date of the 2015 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the 2015 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Notices of intention to present proposals at our 2015 annual meeting should be addressed to our Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2014, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to Eric A. Bakken, our Secretary, at our address stated herein.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 28, 2014.

The Notice and Proxy Statement and Annual Report on Form 10-K are available in the Investor Information Relations section of our website, www.regiscorp.com.

GENERAL

The Board knows of no other matter to be acted upon at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

Your vote is very important no matter how many shares you own.  You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by telephone or through the Internet in accordance with the voting instructions provided to you.

By Order of the Board

Eric A. Bakken
Secretary
September 10, 2014

Appendix A

Short Term Incentive Compensation Plan

i

6.3	Provisions Relating to Internal Revenue Code Section 162(m)	A-6

6.4	No Additional Obligation	A-6

6.5	Withholding	A-6

6.6	Controlling Law	A-6

6.7	Offset	A-6

6.8	Nontransferability; Beneficiaries	A-6

6.9	No Rights with Respect to Continuance of Employment	A-6

6.10	Headings	A-6

6.11	Severability	A-6

6.12	Successors and Assigns	A-6

6.13	Entire Agreement	A-6

ii

REGIS CORPORATION
SHORT TERM INCENTIVE COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment. The Regis Corporation Short Term Incentive Compensation Plan (“Plan”), shall become effective as of August 19, 2014 (the “Effective Date”); provided that the Plan is approved by the Company’s shareholders at the Company’s 2014 annual meeting of shareholders. The Plan shall remain in effect until it has been terminated pursuant to Section 7.1.

1.2 Purposes. The purposes of the Plan are to enhance the value of the Company by providing incentives for the achievement of one or more of the performance goals selected by the Committee for the applicable performance period; to link a significant portion of a Participant’s compensation to the achievement of one or more of the performance goals; and to attract, motivate and retain employees on a competitive basis by making awards based on achievement of performance goals.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 “Affiliate” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

2.2 “Appendix” means any schedule, chart or other description of the specific awards prepared each Performance Period by the Committee with respect to the applicable Performance Period. Each Appendix shall be a part of this Plan as if originally set forth herein.

2.3 “Award” means an incentive award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan, and such other terms and conditions as the Committee shall deem desirable (as set out in an Appendix).

2.4 “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.5 “Board of Directors” or “Board” means the Board of Directors of the Company.

2.6 “Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “Cause,” then “Cause” means (1) (a) a felony conviction under any Federal or state statute which is materially detrimental to the financial interests of the Company, or (b) willful non-performance by the Participant of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the Participant and reasonable opportunity (not less than thirty (30) days) to cease such non-performance; or (2) the Participant willfully engaging in fraud or gross misconduct which is materially detrimental to the financial interests of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

2.8 “Committee” means the committee of the Board responsible for granting Awards under the Plan, which initially shall be the Compensation Committee of the Board, until such time as the Board may designate a different committee. The Committee shall consist solely of two or more directors, each of whom is an “outside director” under Section 162(m) of the Code.

2.9 “Company” means Regis Corporation, a Minnesota corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.10 “Covered Employee” means an employee of the Company who, in the sole judgment of the Committee, may be treated as a “covered employee” within the meaning of Section 162(m) of the Code at the time income is recognized by the Participant in connection with an Award that is intended to constitute “qualified performance-based compensation” satisfying the requirements of Section 162(m) of the Code.

2.11 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.12 “Participant” means a person who satisfies the eligibility conditions of Article IV and to whom an Award has been granted by the Committee under the Plan for the applicable Performance Period. In the event that a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term “Termination of Employment” shall mean the Termination of Employment of the Participant.

2.13 “Performance Goals” mean one or more of the performance goals set out in Section 5.3(b) and chosen by the Committee for the applicable Performance Period, the achievement of which is a condition to the payment of any Award.

2.14 Performance Period” means the Company’s fiscal year, or such other shorter or longer period designated by the Committee, performance during all or part of which a Participant’s entitlement to receive payment of an Award is based.

2.15 “Plan” means the Regis Corporation Short Term Incentive Compensation Plan, as herein set forth and as may be amended from time to time.

2.16 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (d) the person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.17 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be any and all of an officer or employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1 Committee Structure and Actions. The Plan shall be administered by the Committee in accordance with the rules and responsibilities of the Committee.

3.2 Committee Authority. Subject to the terms of the Plan, the Committee shall have the authority:

(1) to select those persons to whom Awards may be granted from time to time;

(2) to determine, whether through the use of an Appendix or otherwise, such other terms and conditions regarding any Award granted hereunder, any time or from time to time, of any Award, subject to the limitations of Section 7.1;

(3) to determine to what extent and under what circumstances amounts payable with respect to an Award may be deferred;

(4) to determine what legal requirements are applicable to the Plan and Awards and to require of a Participant that appropriate action be taken with respect to such requirements;

(5) to cancel, with the consent of the Participant or as otherwise provided in the Plan, outstanding Awards;

(6) to determine whether and with what effect an individual has incurred a Termination of Employment;

(7) to determine whether an Award is to be adjusted, modified or prorated under the Plan;

(8) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

(9) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

ARTICLE IV

ELIGIBILITY

4.1 Eligibility. The Participants for each Performance Period shall consist of any employees of the Company or any Affiliate selected by the Committee, including all Covered Employees.

ARTICLE V

AWARDS

5.1 General. The Committee shall have authority to grant Awards under the Plan at any time or from time to time. Awards consist of the right to receive cash upon achievement of certain Performance Goals. The Committee shall have complete discretion to determine the Awards granted to each Participant and the relevant Performance Period.

5.2 Award Amounts.

(a) Target Pay-out. The target amount that may be paid with respect to an Award (the “Target Pay-out”) shall be determined by the Committee at the time of grant (“Participation Factor”), within the range established by this Section and any Appendix to the Plan. Any such amount shall be subject to adjustment as provided below in this Section 5.2. The Participation Factors are intended to reflect a Participant’s level of responsibility and other factors deemed appropriate by the Committee. Accordingly, the Participation Factors will vary among the Chief Executive Officer, the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents and other Participants. The Committee may establish curves, matrices or other measurements for prorating the amount of pay-outs for achievement of Performance Goals at less than the Target Pay-out.

(b) Maximum Pay-out. The Committee may also establish a maximum potential pay-out amount (the “Maximum Pay-out”) with respect to an Award in the event that Performance Goal targets are exceeded by an amount established by the Committee at the time Performance Goals are established. The Committee may establish curves, matrices or other measurements for prorating the amount of pay-outs for achievement of Performance Goals at greater than the Target Pay-out but less than the Maximum Pay-out.

(c) Threshold Pay-out. The Committee may also establish a minimum potential pay-out amount (the “Threshold Pay-out”) with respect to an Award of a fraction of the Target Pay-out in the event that at least a minimum percentage (established by the Committee at the time Performance Goals are established) of the Performance Goal targets are achieved. The Committee may establish curves, matrices or other measurements for prorating the amount of pay-outs for achievement of Performance Goals at greater than the Threshold Pay-out but less than the Target Pay-out.

(d) Code Section 162(m) Maximum. With respect to any Participant who is a Covered Employee, the maximum dollar amount that may be paid under an Award shall be set at the time the Committee grants the Award and establishes Performance Goals for the Award. The Committee shall have the discretion to decrease an Award payment, but may not under any circumstances increase such amount. Notwithstanding any other provision of this Plan, the maximum dollar amount a Plan Participant may be paid under an Award, is $2,000,000 for a Performance Period equal to a fiscal year or the corresponding fraction or multiple of that amount for any Performance Period of a different duration. The Committee may, in its discretion, decrease this maximum, but may not, under any circumstances, increase this maximum.

5.3 Performance Goals.

(a) Establishment. Payment under an Award shall be made to a Participant only if and to the degree that the Company achieves Performance Goals established by the Committee. The Performance Goals must be set forth in writing not later than the earlier of (i) the date by which 25% of the duration of the Performance Period has elapsed or (ii) 90 days after the commencement of the Performance Period, provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goals.

(b) Criteria for Performance Goals. Performance Goals may based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, and on an absolute or relative basis compared to other companies or indexes or other external measures, on a per share basis (basic or diluted), as a growth rate or change from prior periods, or relative to one or more other performance criteria, as the Committee may determine: earnings per share (“EPS”); sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; gross margin; service margin; product margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; return on invested capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance; improvements in the Company’s attainment of income or expense levels; and implementing or completion of critical projects. In addition, Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on such other performance criteria as the Committee may determine. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items, as defined by GAAP; effects of accounting changes; effects of financing activities (e.g., effect on EPS of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to a Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. In the event applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

5.4 Payments. After the close of the applicable Performance Period, the Committee shall determine the extent to which the established Performance Goals have been achieved. Before any payment is made under the Plan, the Committee must certify in writing, as reflected in its minutes, that the Performance Goals established with respect to an Award have been achieved. Payment with respect to Awards for Covered Employees shall be a direct function of the extent to which the Company’s Performance Goals have been achieved. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award to a Covered Employee, notwithstanding the achievement of a specified performance condition. In the event of a Participant’s Termination of Employment prior to the end of the Performance Period for any reason, the amount payable with respect to such Award will be governed by the provisions of Section 5.5. Payments shall be made as soon as practicable after the Committee’s certification of achievement of the Performance Goals, provided that payment shall be made no more than two and a half months after the end of the calendar year in which the Performance Period ended.

5.5 Termination of Employment Due to Death, Disability or Other Reason. In the event of a Termination of Employment due to death or Disability during a Performance Period, the Participant shall receive a pro rata share of the Award relating to such Performance Period. Unless otherwise determined by the Committee, in the event that a Participant’s employment terminates for any other reason (whether or not the Termination of Employment is for Cause), all Awards not yet paid to the Participant shall be forfeited by the Participant to the Company. Distribution of amounts with respect to earned Awards may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

5.6 Election to Defer. If so provided in an Appendix, a Participant may elect to defer receipt of the payout of an Award for a specified period or until a specified event, subject to the Committee’s approval, on such terms as are determined by the Committee, and subject to compliance with Section 409A of the Code.

5.7 Compensation Recovery.  Awards are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery (“clawback”) policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law.  Any Award may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

ARTICLE VI

MISCELLANEOUS

6.1 Amendment and Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Participants. Notwithstanding the preceding sentence of this Section, no amendment to the Plan shall be effective that (a) would increase the maximum amount payable under Article V to a Participant who is a Covered Employee, (b) would change the Performance Goal criteria applicable to a Participant who is a Covered Employee for payment of Awards stated under Article V, or (c) would modify the requirements as to eligibility for participation under Article IV, unless the shareholders of the Company shall have approved such change in accordance with the requirements of Code Section 162(m). No amendment, modification or termination of the Plan may adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent, except an amendment (a) made to cause the Plan to comply with applicable law or (b) made to permit the Company or an Affiliate a tax deduction under applicable law.

6.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

6.3 Provisions Relating to Internal Revenue Code Section 162(m). It is the intent of the Company that Awards granted to persons who are Covered Employees shall constitute “qualified performance-based compensation” satisfying the requirements of Code Section 162(m). Accordingly, any such Awards under the Plan shall be administered and the provisions of the Plan related to such Awards shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan applicable to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6.4 No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

6.5 Withholding. Awards are subject to withholding for certain federal, state, or local taxes required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

6.6 Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Minnesota (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant.

6.7 Offset. Any amounts owed to the Company or an Affiliate by a Participant of whatever nature may be offset by the Company from the payment of any Award to the Participant. No cash shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

6.8 Nontransferability; Beneficiaries. No Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation. Each Participant may designate a Beneficiary to receive the proceeds of any Award held by the Participant at the time of the Participant’s death. If a deceased Participant has named no Beneficiary, the proceeds of any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

6.9 No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

6.10 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

6.11 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

6.12 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

6.13 Entire Agreement. This Plan (including any Appendix thereto) constitutes the entire agreement with respect to the subject matter hereof and thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date There are three ways to vote your Proxy: Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS Help us make a difference by eliminating paper mailings to your home or business. You can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You can, of course, change your preference and choose to receive paper copies of these materials at any time. REGIS CORPORATION 7201 METRO BOULEVARD MINNEAPOLIS, MN 55439 M78119-P55069 REGIS CORPORATION Vote on Directors The Board of Directors recommends that you vote FOR each of the following director nominees: 1. Election of Directors Abstain Against For Nominees: Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: ! ! ! 1a. Daniel G. Beltzman For Abstain Against ! ! ! ! ! ! 1b. James P. Fogarty 2. Approval of the Short-Term Incentive Compensation Plan. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. ! ! ! ! ! ! 1c. David J. Grissen ! ! ! ! ! ! 4. Approval of an advisory vote on the compensation of the Company's named executive officers (a "Say-on-Pay Vote"). 1d. Daniel J. Hanrahan ! ! ! 1e. Mark S. Light ! ! ! 1f. Michael J. Merriman ! ! ! 1g. Stephen E. Watson ! ! ! 1h. David P. Williams NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2, 3 AND 4. Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

REGIS CORPORATION PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 28, 2014 9:00 a.m. Regis Corporation 7201 Metro Boulevard Minneapolis, Minnesota 55439 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. If you Vote by Phone or Internet, please do not mail your Proxy Card please detach here . . M78120-P55069 Regis Corporation 7201 Metro Boulevard, Minneapolis, MN 55439 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 28, 2014 The undersigned hereby appoints Daniel J. Hanrahan and Eric A. Bakken, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 28, 2014, and at any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the director nominees and each of proposals 2, 3 and 4, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof. (Continued, and TO BE COMPLETED AND SIGNED on the reverse side) proxy